EXECUTION COPY

CREDIT AGREEMENT
Dated as of January 19, 2011
among
TIME WARNER INC.
and
TIME WARNER INTERNATIONAL FINANCE LIMITED,
as Borrowers,
The Lenders Party Hereto,
and
CITIBANK, N.A.,
as Administrative Agent,
SENIOR UNSECURED REVOLVING CREDIT FACILITIES:
$2,500,000,000 Three-Year Revolving Credit Facility
$2,500,000,000 Five-Year Revolving Credit Facility

BANK OF AMERICA, N.A. and BNP PARIBAS,
as Co-Syndication Agents,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC, DEUTSCHE
BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC, THE ROYAL BANK OF
SCOTLAND PLC and WELLS FARGO SECURITIES, LLC,
as Co-Documentation Agents
and
CITIGROUP GLOBAL MARKETS INC., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
BARCLAYS CAPITAL, BNP PARIBAS SECURITIES CORP., DEUTSCHE BANK
SECURITIES INC., J.P. MORGAN SECURITIES LLC, MERRILL LYNCH,
PIERCE, FENNER & SMITH INCORPORATED, RBS SECURITIES INC. and WELLS FARGO
SECURITIES, LLC,
as Joint-Lead Arrangers and Joint Bookrunners

[CS&M Ref. No. 3971-143]

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SCHEDULES:

Schedule 1.01	Calculation of Mandatory Cost
Schedule 2.01	Commitments
Schedule 2.03(A)	Borrowing Notice/Interest Election Notice/Prepayment Notice
Schedule 2.03(B)	Authorized Account Numbers & Locations
Schedule 2.05	Existing Letters of Credit
Schedule 6.08	Unrestricted Subsidiaries
Schedule 8	List of Proper Persons

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Guarantee

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     CREDIT AGREEMENT, dated as of January 19, 2011 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among TIME WARNER INC., a Delaware corporation (“Time Warner”), TIME WARNER INTERNATIONAL FINANCE LIMITED, a company organized under the laws of England and Wales (“TWIFL”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), and CITIBANK, N.A., as administrative agent.
W I T N E S S E T H:
          WHEREAS, the Borrowers have requested the Lenders to make loans and other extensions of credit to them in an aggregate amount at any time outstanding of up to $2,500,000,000 under a three-year revolving credit facility and up to $2,500,000,000 under a five-year revolving credit facility as more particularly described herein; and
          WHEREAS, the Lenders are willing to make such loans and other extensions of credit on the terms and conditions contained herein;
          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Adjusted Financial Statements” means, for any period, (a) the balance sheet of Time Warner and the Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of Time Warner to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of Time Warner in accordance with GAAP) as of the end of such period and (b) the related statements of operations and stockholders equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments of Time Warner to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of Time Warner in accordance with GAAP).
          “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          “Administrative Agent” means Citibank, N.A., together with its affiliates, as administrative agent for the Lenders hereunder, together with any of its successors pursuant to Article VIII.
          “Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that two or more Persons shall not be deemed Affiliates because an individual is a director and/or officer of each such Person; and provided, that The Royal Bank of Scotland N.V. (f/k/a ABN AMRO Bank N.V.) shall be an Affiliate of The Royal Bank of Scotland plc for all purposes hereunder.
          “Agents” means the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Applicable Percentage” means a Three-Year Applicable Percentage or a Five-Year Applicable Percentage, as applicable.
          “Applicable Rate” means, for any day, (a) with respect to the Facility Fee payable under Section 2.11(a) in respect of the Three-Year Commitments, the applicable rate per annum set forth below expressed in Basis Points under the caption “Facility Fee Rate for Three-Year Facility”, (b) with respect to the Facility Fee payable under Section 2.11(a) in respect of the Five-Year Commitments, the applicable rate per annum set forth below expressed in Basis Points under the caption “Facility Fee Rate for Five-Year Facility”, (c) with respect to the interest spread on any Loan (other than an ABR Loan), the applicable rate per annum set forth below expressed in Basis Points under the caption “Applicable Rate (Non-ABR Loans) When Commitment Utilization Percentage Does Not Exceed 25%” or “Applicable Rate (Non-ABR Loans) When Commitment Utilization Percentage Exceeds 25%”, respectively and (d) with respect to the interest spread on any ABR Loan, the applicable rate per annum set forth below expressed in Basis Points under the caption “Applicable Rate (ABR Loans) When Commitment Utilization Percentage Does Not Exceed 25%” or “Applicable Rate (ABR Loans) When Commitment Utilization Percentage Exceeds 25%”, respectively, in each case based upon the senior unsecured long-term debt credit rating (or an equivalent thereof) (in each case, a “Rating”) assigned by Moody’s and S&P, respectively, applicable on such date to Time Warner and, in the case of clauses (c) and (d), the applicable Commitment Utilization Percentage on such date:

			Applicable
			Rate (Non-	Applicable	Applicable
			ABR Loans)	Rate (ABR	Rate (Non-	Applicable
	Facility		When	Loans) When	ABR Loans)	Rate (ABR
	Fee Rate	Facility	Commitment	Commitment	When	Loans) When
	for	Fee Rate	Utilization	Utilization	Commitment	Commitment
	Three-	for Five-	Percentage	Percentage	Utilization	Utilization
	Year	Year	Does Not	Does Not	Percentage	Percentage
Ratings	Facility	Facility	Exceed 25%	Exceed 25%	Exceeds 25%	Exceeds 25%
S&P / Moody’s	(Bps)	(Bps)	(Bps)	(Bps)	(Bps)	(Bps)
Category A
A / A2 or Higher	15	20	50	0	75	0

Category B
A- / A3	17.5	22.5	82.5	0	107.5	7.5

Category C
BBB+ / Baa1	20	25	105	5	130	30

Category D
BBB / Baa2	22.5	30	125	25	150	50

Category E
BBB- / Baa3	32.5	40	142.5	42.5	167.5	67.5
Category F
Lower than BBB- / Baa3	50	60	150	50	175	75
          For purposes of determining the Applicable Rate (A) if either Moody’s or S&P shall not have in effect a relevant Rating (other than by reason of the circumstances referred to in clause (C) of this definition), then the Rating assigned by the other rating agency shall be used; (B) if the relevant Ratings assigned by Moody’s and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two Ratings; (C) if either rating agency shall cease to assign a relevant Rating solely because Time Warner elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Rate shall not be less than that in effect immediately before such rating agency’s Rating for Time Warner became unavailable; and (D) if the relevant Ratings assigned by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Time Warner and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
          “Arrangers” means Citigroup Global Markets Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Capital, the investment banking division of Barclays Bank PLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC.
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A.
          “Availability Period” means the Three-Year Availability Period or the Five-Year Availability Period, as applicable.
          “Base Rate” means (a) with respect to Dollar denominated Loans, the Alternate Base Rate, (b) with respect to Pound Sterling denominated Loans, the Pound Sterling Overnight Rate or Pound Sterling Quoted Rate, and (c) with respect to Euro denominated Loans, the Euro Overnight Rate or Euro Quoted Rate.
          “Basis Point” means 1/100th of 1%.
          “Board” means the Board of Governors of the Federal Reserve System of the United States.
          “Borrower” means each of Time Warner and TWIFL.
          “Borrower Materials” has the meaning set forth in Section 5.01.
          “Borrowing” means (a) Revolving Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans or TIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
          “Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan or a Base Rate Loan (other than an ABR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with any Loan denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro and (c) when used in connection with any Loan denominated in Yen, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Yen in the interbank market in Tokyo.

          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Capital Stock” means, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of such Person’s equity, whether outstanding on the date hereof or hereafter issued, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.
          “Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) U.S. Dollar-denominated and Eurocurrency time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof, from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof (any such bank, an “Approved Lender”), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper, auction rate notes and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h) repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.
          “Change in Control” means either (a) a Person or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having a majority or more of the ordinary voting power of Time Warner (including options to acquire such voting power) or (b) persons who are directors of Time Warner as of the date hereof or persons designated or approved by such directors ceasing to constitute a majority of the board of directors of Time Warner.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.
          “Class”, when used (a) in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Three-Year Revolving Loans or Five-Year Revolving Loans, (b) in reference to any Yen Loan or Borrowing, refers to whether such Yen Loan, or the Yen Loans comprising such Borrowing, are Three-Year Yen Loans or Five-Year Yen Loans, (c) in reference to any Commitment, refers to whether such Commitment is a Three-Year Commitment or a Five-Year Commitment, (d) in reference to any Yen Commitment, refers to whether such Yen Commitment is a Three-Year Yen Commitment or a Five-Year Yen Commitment, (e) in reference to any Revolving Credit Exposures, refers to whether such Revolving Credit Exposures are Three-Year Revolving Credit Exposures or Five-Year Revolving Credit Exposures, (f) in reference to any Yen Exposures, refers to whether such Yen Exposures are Three-Year Yen Exposures or Five-Year Yen Exposures, (g) in reference to any Lender, refers to whether such Lender is a Three-Year Lender or a Five-Year Lender, and (h) in reference to any Applicable Percentage, refers to whether such Applicable Percentage is a Three-Year Applicable Percentage or a Five-Year Applicable Percentage.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Co-Documentation Agents” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., Barclays Bank PLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc and Wells Fargo Securities, LLC.
          “Co-Syndication Agents” means Bank of America, N.A. and BNP Paribas.
          “Commitment” means a Three-Year Commitment or a Five-Year Commitment, as applicable.

          “Commitment Termination Date” means the Three-Year Commitment Termination Date or the Five-Year Commitment Termination Date, as applicable.
          “Commitment Utilization Percentage” means on any day, with respect to either Class of Commitments, the percentage equivalent to a fraction (a) the numerator of which is the sum of the aggregate Revolving Credit Exposures of such Class on such day and (b) the denominator of which is the sum of the aggregate amount of the Commitments of such Class then in effect; provided that if the Commitment of a Defaulting Lender has been terminated, any outstanding Specified Loans of such Defaulting Lender shall not be included in the Revolving Credit Exposures for the purpose of clause (a) of this definition.
          “Companies” means each of the Credit Parties and their respective Restricted Subsidiaries, collectively, and “Company” means any of them.
          “Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of Time Warner (which consent shall not be unreasonably withheld); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided further that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the applicable Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender.
          “Consolidated EBITDA” means, for any period, Consolidated Net Income of Time Warner and the Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income of Time Warner and the Restricted Subsidiaries for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) minority interest expense in respect of preferred stock of Subsidiaries of Time Warner, and (g) non-cash expenses in respect of equity compensation and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.
          “Consolidated Leverage Ratio” means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.
          “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Time Warner and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Time Warner or is merged into or consolidated with Time Warner or any of its Subsidiaries or that such other Person’s assets are acquired by Time Warner or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Time Warner or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Time Warner or its Restricted Subsidiaries in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Time Warner to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement or instrument (other than any Credit Document), judgment, decree, order, statute, rule, governmental regulation or other requirement of law applicable to such Subsidiary; provided that the income of any Subsidiary of Time Warner shall not be excluded by reason of this clause (c) so long as such Subsidiary guarantees the Obligations.
          “Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Time Warner and its Subsidiaries under total assets at such date; provided that such amounts shall be calculated in accordance with Section 1.04.
          “Consolidated Total Debt” means, at any date, the aggregate principal amount of Indebtedness of Time Warner and the Restricted Subsidiaries minus (a) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of Time Warner or the proceeds of options in respect of such equity securities, (b) the aggregate principal amount of Film Financings and (c) the aggregate amount of cash and Cash Equivalents held by Time Warner or any of the Restricted Subsidiaries in excess of $200,000,000, all determined on a consolidated basis in accordance with GAAP.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Copyright Liens” means any Liens granted by any Borrower or any of its Subsidiaries on copyrights relating to movies or other programming, which movies or other programming are subject to one or more contracts entitling such Borrower or such Subsidiary to future payments in respect of such movies or other programming and which contractual rights to future payments are to be transferred by such Borrower or Subsidiary to a special purpose Subsidiary of such Borrower or Subsidiary organized for the purpose of monetizing such rights to future payments; provided that such Liens (a) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (b) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.
          “Credit Documents” means this Agreement, the Guarantee and each Note.
          “Credit Parties” means the Borrowers and the Guarantors; and “Credit Party” means any of them.
          “Currency” means Dollars or any Optional Currency.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender that (a) shall have failed to fund any portion of its Loans as part of any Borrowing within three Business Days of the date required to be funded by it hereunder (unless (i) such Lender and at least one other Lender shall have notified the Administrative Agent and the Borrowers in writing of its good faith determination that a condition to its obligation to make a Loan as part of such Borrowing shall not have been satisfied and (ii) Lenders representing a majority in interest of the Commitments (or, if applicable, the Yen Commitments) of the applicable Class shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) shall have failed to fund any portion of its participation in any Letter of Credit drawing or any Yen Loan or Swingline Loan within three Business Days of the date required to be funded by it hereunder, (c) shall have notified the Administrative Agent (or shall have notified any Borrower, any Swingline Lender or any Issuing Bank, which shall in turn have notified the Administrative Agent) in writing that it does not intend or is unable to comply with its funding obligations under this Agreement, or shall have made a public statement to the effect that it does not intend or is unable to comply with such funding obligations or its funding obligations under other credit or similar agreements to which it is a party (unless such writing or public statement relates to such Lender’s intention to comply with its funding obligations under this Agreement and (i) such Lender and at least one other Lender shall have notified the Administrative Agent and the Borrowers in writing of its good faith determination that a condition to its obligation to make a Loan as part of the relevant Borrowing shall not have been satisfied and (ii) Lenders representing a majority in interest of the Commitments (or, if applicable, the Yen Commitments) of the applicable Class shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (d) shall have failed (but not for fewer than three Business Days) after a request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of any Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)) to confirm in writing that it will comply with its prospective funding obligations to make Loans and fund participations in Yen Loans and (in the case of a Five-Year Lender) Letter of Credit drawings and Swingline Loans hereunder (provided that such Lender shall cease to be a Defaulting Lender under this clause (d) upon receipt of such written confirmation by the Administrative Agent), (e) shall have become the subject of a bankruptcy or insolvency proceeding, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or (f) shall have had a receiver, conservator, trustee or custodian appointed for it, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such appointment, or shall have a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any equity interest in such Lender or a parent company thereof.
          “Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to an amount denominated in any Optional Currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent (for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date or for any other purpose), the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the applicable Borrower delivers a Borrowing Request (which, in accordance with Section 2.03, may be telephonic) for Loans or on such other date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.
          “Dollars” or “$” refers to lawful money of the United States.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02), which date is January 19, 2011.
          “Eligible Assignee” means any financial institution whose home office is domiciled in a country that is a member of the Organization for Economic Cooperation and Development and having capital and surplus in excess of $500,000,000; provided, however, that no Lender that is or at any time was a Defaulting Lender, nor any Lender Affiliate of such Defaulting Lender, shall be an Eligible Assignee, unless consented to in writing by Time Warner and the Administrative Agent.
          “EMU Legislation” means the legislative measures of the European Council (including without limitation the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.
          “Environmental Law” means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means, with respect to any Borrower, any trade or business (whether or not incorporated) that, together with such Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to meet the minimum funding standards within the meaning of Section 412 of the Code or Section 302 of ERISA applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or in Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Credit Party or any ERISA Affiliate of any notice concerning the imposition on such entity of Withdrawal Liability or a determination that a Multiemployer Plan with respect to which such entity is obligated to contribute or is otherwise liable is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence, with respect to a Plan or a Multiemployer Plan, of a nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Credit Party.
          “Euro” and “€” means the single currency of Participating Member States introduced in accordance with the provision of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds in such currency.
          “Eurocurrency” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Euro Overnight Rate” means, for any day, the sum of (a) the average of the rates per annum quoted at approximately 11:00 a.m., London time, to leading banks in the European interbank market by the Reference Banks for the offering of overnight deposits in Euro plus (b) the Applicable Rate. The Administrative Agent shall determine the Euro Overnight Rate by obtaining quotes from the Reference Banks, and if any such Reference Bank fails to timely provide such quote for any day, then the Euro Overnight Rate for such day shall be determined by the average based on the quotes from the Reference Banks that provided quotes on that day.
          “Euro Quoted Rate” means, for any day for any Swingline Loan, the rate per annum quoted by such Swingline Lender to the applicable Borrower in response to a Borrowing Request for a Swingline Borrowing as its overnight offer rate in effect for such Swingline Loan at its principal office in London, plus the Applicable Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Rate” means, with respect to any Optional Currency on a particular date, the rate at which such Optional Currency may be exchanged into Dollars, as set forth at 11:00 a.m., London time, on such date on the applicable Reuters Screen page with respect to such Optional Currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such Optional Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Time Warner or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London interbank or other market where its foreign currency exchange operations in respect of such Optional Currency are then being conducted, at or about 11:00 a.m., London time, at such date for the purchase of Dollars with such Optional Currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
          “Excluded Taxes” means, with respect to any payment made by any Credit Party under this Agreement, any of the following Taxes imposed on or with respect to the Administrative Agent, any Issuing Bank, any Lender or any other recipient of any such payment, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States or the United Kingdom (or, in each case, any political subdivision, state or locality thereof), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by Time Warner under Section 2.18(b)), any U.S. Federal or U.K. withholding Taxes resulting from any law in effect (including FATCA) on (and, in the case of FATCA, including any regulations or official interpretations thereof issued after) the date such Lender becomes a party to this Agreement or designates a new lending office or is attributable to such Lender’s failure or inability to comply with Section 2.16(g), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office or assignment, to receive additional amounts from such Credit Party with respect to such withholding Tax pursuant to Section 2.16(a) and (d) in the case of a Lender that is a U.S. Person, any withholding Tax that is attributable to the Lender’s failure to comply with Section 2.16(h).

          “Existing Five-Year Credit Agreement” means the Amended and Restated Five-Year Credit Agreement, dated as of July 8, 2002, and amended and restated as of February 17, 2006, among the Borrowers, the lenders party thereto, the co-syndication and co-documentation agents named therein and Citibank, N.A., as administrative agent.
          “Facility Fee” has the meaning assigned to such term in Section 2.11(a).
          “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next Basis Point) of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next Basis Point) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Film Financing” means, without duplication, monetary obligations arising out of transactions in which so-called tax-based financing groups or other third-party investors provide financing for the acquisition, production or distribution of motion pictures, television programs, sound recordings or books or rights with respect thereto in exchange, in part, for certain tax or other benefits which are derived from such motion pictures, television programs, sound recordings, books or rights; provided that no such monetary obligations shall have, directly or indirectly, recourse (including by way of setoff) to any Borrower or any Restricted Subsidiary or any of its assets other than to the profits or distribution rights related to such motion pictures, television programs, sound recordings, books or rights and other than to a Subsidiary of Warner Communications Inc. or TBS substantially all of the assets of which consist of the motion pictures, television programs, sound recordings, books or rights which are the subject of such transaction and related cash and Cash Equivalents.
          “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
          “Fitch” means Fitch, Inc.
          “Five-Year Applicable Percentage” means, at any time, with respect to any Five-Year Lender, the percentage of the total Five-Year Commitments represented by such Lender’s Five-Year Commitment at such time; provided that for the purpose of Section 2.22, “Five-Year Applicable Percentage” shall mean the percentage of the total Five-Year Commitments (disregarding any Defaulting Lender’s Five-Year Commitment) represented by such Lender’s Five-Year Commitment. If the Five-Year Commitments have terminated or expired, the Five-Year Applicable Percentages shall be determined based upon the Five-Year Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

          “Five-Year Availability Period” means the period from and including the Effective Date to but excluding the Five-Year Commitment Termination Date.
          “Five-Year Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Five-Year Revolving Loans and to acquire participations in Five-Year Yen Loans and/or to acquire participations in Swingline Loans and Letters of Credit hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Five-Year Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, Section 2.18 or Section 2.22, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Five-Year Commitment as of the Effective Date is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Five-Year Commitment, as applicable.
          “Five-Year Commitment Termination Date” means the earlier of (a) Five-Year Maturity Date, provided that if such day is not a Business Day, then the immediately preceding Business Day and (b) the date on which the Five-Year Commitments shall terminate in their entirety in accordance with the provisions of this Agreement.
          “Five-Year Lender” means a Lender with a Five-Year Commitment and/or Five-Year Revolving Credit Exposure.
          “Five-Year Maturity Date” means the fifth anniversary of the Effective Date.
          “Five-Year Revolving Credit Exposure” means, with respect to any Five-Year Lender at any time, the sum of the outstanding principal amount of such Lender’s Five-Year Revolving Loans, its Five-Year Yen Exposure, its LC Exposure and its Swingline Exposure at such time. For purposes of Sections 2.01(b), 2.01(c), 2.04(a), 2.05(b), 2.08(a) and 2.19 of this Agreement, the total Five-Year Revolving Credit Exposures shall be determined without giving regard to the outstanding principal amount of the applicable Specified Loans.
          “Five-Year Revolving Loan” means a Loan made by a Five-Year Lender pursuant to Section 2.03.
          “Five-Year Yen Commitment” means, with respect to each Five-Year Yen Fronting Lender, the commitment of such Lender to make Five-Year Yen Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, Section 2.18 or Section 2.22, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Five-Year Yen Fronting Lender’s Five-Year Yen Commitment as of the Effective Date is its pro rata share of the Five-Year Yen Sublimit, or as set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Five-Year Yen Commitment, as applicable.
          “Five-Year Yen Exposure” means, at any time, the aggregate principal amount of all Five-Year Yen Loans outstanding at such time. The Five-Year Yen Exposure of any Lender at any time shall be its Five-Year Applicable Percentage of the total Five-Year Yen Exposure at such time.
          “Five-Year Yen Fronting Lenders” means Citibank, N.A., Bank of America, N.A., BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank AG New York Branch and Mizuho Corporate Bank, Ltd. in their capacity as Lenders of Five-Year Yen Loans hereunder.
          “Five-Year Yen Loan” means a Loan denominated in Yen made by a Five-Year Yen Fronting Lender.
          “Five-Year Yen Sublimit” means $250,000,000.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Franchise” means, with respect to any Person, a franchise, license, authorization or right to construct, own, operate, manage, promote, extend or otherwise utilize any cable television distribution system operated or to be operated by such Person or any of its Subsidiaries granted by any Governmental Authority, but shall not include any such franchise, license, authorization or right that is incidentally required for the purpose of installing, constructing or extending a cable television system.
          “GAAP” means generally accepted accounting principles in the United States.
          “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” means a guarantee by the Guarantors, substantially in the form of Exhibit B.
          “Guarantee Obligations” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantors” means (a) with respect to the Obligations of Time Warner, (i) directly, Historic TW, (ii) indirectly, TBS and HBO, who shall guarantee the guarantee obligations of Historic TW and (iii) any other Person that becomes and remains a party to the Guarantee after the Effective Date, and (b) with respect to the Obligations of TWIFL, Time Warner and the Guarantors listed in clause (a) above.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “HBO” means Home Box Office, Inc., a Delaware corporation.
          “Historic TW” means Historic TW Inc., a Delaware corporation.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (but not including operating leases), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person’s satisfactory provision of services or products), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Copyright Liens or Liens on interests or Investments in Unrestricted Subsidiaries) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (g) all Guarantee Obligations of such Person with respect to Indebtedness of others (except to the extent that such Guarantee Obligation guarantees Indebtedness of a Restricted Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (but only to the extent of all drafts drawn and outstanding thereunder) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. Notwithstanding the foregoing, Indebtedness shall not include (i) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all Franchises, leases, performance bonds, franchise bonds and obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds, (ii) completion bonds or guarantees or indemnities of a similar nature issued in the ordinary course of business in connection with the production of motion pictures and video and television programming or (iii) obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indebtedness For Borrowed Money” of any Person, means, for the purpose of Section 9.02(c), without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.
          “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by a Credit Party under this Agreement and (b) Other Taxes.
          “Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.
          “Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan or TIBOR Loan, as the case may be, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or TIBOR Borrowing, as the case may be, with an Interest Period of more than three months’ duration, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.
          “Interest Period” means with respect to any Eurocurrency Borrowing or TIBOR Borrowing, as the case may be, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) one, two, three or six months (or, with the consent of each Lender of the applicable Class, a shorter period or nine or twelve months if available from all Lenders of the applicable Class) thereafter, as the applicable Borrower may elect or (b) one month thereafter, if the applicable Borrower has made no election; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to such a Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Investment” by any Person means any direct or indirect (a) loan, advance or other extension of credit or contribution to any other Person (by means of transfer of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extension of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice.
          “Issuing Bank” means any Five-Year Lender or Affiliate of any Five-Year Lender designated by Time Warner that agrees to be an Issuing Bank hereunder and any other bank reasonably acceptable to the Five-Year Lenders holding a majority of the Five-Year Commitments (disregarding any Defaulting Lender’s Five-Year Commitment) and designated as an Issuing Bank by Time Warner, in its capacity as an issuer of Letters of Credit hereunder; provided that TWIFL shall only be entitled to request an Issuing Bank that is a bank or credit institution licensed in a member state of the European Communities to issue a Letter of Credit hereunder. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Any Issuing Bank shall become a party to this Agreement by execution and delivery of a supplemental signature page to this Agreement. Initially, BNP Paribas, The Royal Bank of Scotland N.V. (f/k/a ABN AMRO Bank N.V.) and Bank of America, N.A. shall be the Issuing Banks.
          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
          “LC Disbursement” means a payment made by any Issuing Bank pursuant to a drawing made on any Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the maximum aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower at such time. The LC Exposure of any Five-Year Lender at any time shall be its Five-Year Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
          “LC Sublimit” means $500,000,000.
          “Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and Yen Fronting Lenders.
          “Letter of Credit” means any standby or trade letter of credit issued pursuant to Section 2.05 of this Agreement.
          “Letter of Credit Fee” has the meaning assigned to such term in Section 2.11(b).
          “LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in Pounds, Euros or Dollars for any Interest Period, the rate per annum equal to the British Bankers’ Association LIBOR Rate (the “BBA LIBOR”), as published by Reuters (or any other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Pound, Euro or Dollar deposits (as applicable) in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of Pounds, on the first day of such Interest Period), as the rate for Pound, Euro or Dollar deposits, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the arithmetic average of the rates at which deposits in Dollars or the applicable Optional Currency approximately equal in principal amount to the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered with respect to any Eurocurrency Borrowing to the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any Affiliate of such Reference Bank) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of Pounds, on the first day of such Interest Period) and; provided, however, that, if only two Reference Banks notify the Administrative Agent of the rates offered to such Reference Banks (or any Affiliates of such Reference Banks) as aforesaid, the LIBO Rate with respect to such Eurocurrency Borrowing shall be equal to the arithmetic average of the rates so offered to such Reference Banks (or any such Affiliates).
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in (including sales of accounts), on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan” means a loan (including a Swingline Loan or a Yen Loan) made by a Lender to any Borrower pursuant to this Agreement.
          “Local Time” means, for payments and disbursements (a) in respect of Dollars, New York City time, (b) in respect of Euros or Pounds, London time and (c) in respect of Yen, Tokyo time.
          “Mandatory Cost” means, with respect to any Lender, the cost imputed to such Lender of compliance with the requirements of the Bank of England or the Financial Services Authority during the relevant Interest Period, determined in accordance with Schedule 1.01.
          “Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, results of operations, properties or liabilities of Time Warner and the Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party or (c) the rights of or benefits available to the Lenders under any Credit Document.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of Time Warner and the Restricted Subsidiaries in an aggregate principal amount exceeding $200,000,000.
          “Material Subsidiary” means, at any date, each Subsidiary of Time Warner which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:
     (a) as of the last day of Time Warner’s most recently ended fiscal quarter for which financial statements have been filed with the SEC the investments of Time Warner and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 10% of the book value of the total assets of Time Warner and its consolidated Subsidiaries;
     (b) for the period of four consecutive fiscal quarters ended on the last day of Time Warner’s most recently ended fiscal quarter for which financial statements have been filed with the SEC, the equity of Time Warner and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 10% of the revenues from continuing operations of Time Warner and its consolidated Subsidiaries; or
     (c) for the period of four consecutive fiscal quarters ended on the last day of Time Warner’s most recently ended fiscal quarter for which financial statements have been filed with the SEC, the equity of Time Warner and its Subsidiaries in the Consolidated EBITDA of the Subsidiary in question exceeds 10% of the Consolidated EBITDA of Time Warner.

          “Maturity Date” means the Three-Year Maturity Date or the Five-Year Maturity Date, as applicable.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “National Currency Unit” means the unit of currency (other than the Euro) of a Participating Member State.
          “Note” means any promissory note evidencing Loans issued pursuant to Section 2.09(e).
          “Obligations” has the meaning assigned to such term in the Guarantee.
          “Officer’s Certificate” means a certificate executed by the Chief Financial Officer, the Treasurer or the Controller of Time Warner or such other officer of Time Warner reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by Time Warner.
          “Optional Currency” means, at any time, Pounds, Euros and Yen, so long as such currency is freely traded and convertible into Dollars in the United States market and a Dollar Equivalent thereof can be calculated.
          “Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Participant” has the meaning assigned to such term in Section 9.04(e).
          “Participating Member State” means a member of the European Communities that adopts or has adopted the Euro as its currency in accordance with EMU Legislation.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity thereto.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA sponsored or maintained by any Borrower or any ERISA Affiliate.
          “Platform” has the meaning set forth in Section 5.01.
          “Pounds” or “£” or “Pound Sterling” refers to lawful money of the United Kingdom.

          “Pound Sterling Overnight Rate” means, for any day, a rate per annum equal to the rate on overnight Pound Sterling deposits in the London interbank market as such rates are quoted on the applicable page of the Reuters Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Pound Sterling deposits in the London interbank market), plus the Mandatory Cost, plus the Applicable Rate.
          “Pound Sterling Quoted Rate” means, for any day for any Swingline Loan, a rate per annum quoted by a Swingline Lender to the applicable Borrower in response to a Borrowing Request for a Swingline Borrowing as its overnight offer rate in effect for such Swingline Loan at its principal office in London, plus the Mandatory Cost, plus the Applicable Rate.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Public Lender” has the meaning set forth in Section 5.01.
          “Rating” has the meaning assigned to such term in the definition of “Applicable Rate”.
          “Reference Banks” means Citibank, N.A., Bank of America, N.A., BNP Paribas and their respective Affiliates.
          “Register” has the meaning set forth in Section 9.04(c).
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, at any time and subject to Section 2.22(d), Lenders having Commitments representing more than 50% of the sum total of the Commitments at such time; provided that, after a Commitment Termination Date with respect to either Class, the “Required Lenders” shall be determined based on the Revolving Credit Exposures of such Class rather than the Commitments of such Class.
          “Responsible Officer” means any of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, Treasurer or Controller (or any equivalent of the foregoing officers) of the applicable Credit Party.
          “Restricted Payment” means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other equity interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or other equity interests of such Person or any option, warrant or other right to acquire any such shares of capital stock or other equity interests of such Person.
          “Restricted Subsidiaries” means, as of any date, all Subsidiaries of Time Warner that have not been designated as Unrestricted Subsidiaries by Time Warner pursuant to Section 6.08 or have been so designated as Unrestricted Subsidiaries by Time Warner but prior to such date have been (or have been deemed to be) redesignated by Time Warner as Restricted Subsidiaries pursuant to Section 6.08; provided that all references to the Restricted Subsidiaries with respect to any representation, warranty, covenant or agreement of TWIFL herein shall mean only those Restricted Subsidiaries that are Subsidiaries of TWIFL.
          “Revolving Borrowing” means a Borrowing of Revolving Loans.
          “Revolving Credit Exposure” means Three-Year Revolving Credit Exposure or Five-Year Revolving Credit Exposure, as applicable.
          “Revolving Loan” means a Three-Year Revolving Loan or a Five-Year Revolving Loan, as applicable.
          “S&P” means Standard & Poor’s Rating Services.
          “SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Specified Loans” means all the Loans of the applicable Class of any Defaulting Lender outstanding at the time the Commitment (or, in the case of any such Loans that are Yen Loans, the Yen Commitment) of such Class of such Defaulting Lender is terminated or reduced pursuant to Section 2.22(b), but only to the extent the aggregate principal amount of such Loans (or such Yen Loans) of such Class exceeds, immediately after giving effect to such termination or reduction, the Commitment (or the Yen Commitment) of such Class of such Defaulting Lender. Any Loan, or any portion thereof, that is a Specified Loan shall continue as a Specified Loan for all purposes hereof notwithstanding an assignment of all or any portion thereof to any Person pursuant to Section 9.04.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subsequent Participant” means any member state that adopts the Euro as its lawful currency after the date hereof.

          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise qualified, all references to a “Subsidiary” or “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Time Warner.
          “Subsidiary Guarantors” means Historic TW, TBS, HBO and any other Person that becomes and remains a party to the Guarantee after the Effective Date that is a Subsidiary of Time Warner, in each case until such entity is released from the Guarantee pursuant to Section 9.02(c), and “Subsidiary Guarantor” means any one of them.
          “Swingline Borrowing” means a Borrowing of Swingline Loans.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Five-Year Lender at any time shall be its Five-Year Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means each of Citibank, N.A. and BNP Paribas (or any other Five-Year Lender selected by Time Warner with such Lender’s consent), in its capacity as a lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “Swingline Percentage” means 50% with respect to each Swingline Lender (as such percentage may be modified from time to time with the written consent of Time Warner and each existing Swingline Lender).
          “Swingline Sublimit” means $250,000,000.
          “Tax Distribution” means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that, (i) in the case of a Subsidiary that is a corporation, would have been payable by such Subsidiary on a standalone basis, and (ii) in the case of a Subsidiary that is a partnership, would have been distributed by such Subsidiary to its owners with respect to taxes, and in each case which are calculated in accordance with, and made no earlier than 10 days prior to the date required by, the terms of the applicable organizational document which requires such distribution.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          “TBS” means Turner Broadcasting System, Inc., a Georgia corporation.
          “Three-Year Applicable Percentage” means, at any time, with respect to any Three-Year Lender, the percentage of the total Three-Year Commitments represented by such Lender’s Three-Year Commitment at such time; provided that for the purpose of Section 2.22, “Three-Year Applicable Percentage” shall mean the percentage of the total Three-Year Commitments (disregarding any Defaulting Lender’s Three-Year Commitment) represented by such Lender’s Three-Year Commitment. If the Three-Year Commitments have terminated or expired, the Three-Year Applicable Percentages shall be determined based upon the Three-Year Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
          “Three-Year Availability Period” means the period from and including the Effective Date to but excluding the Three-Year Commitment Termination Date.
          “Three-Year Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Three-Year Revolving Loans and to acquire participations in Three-Year Yen Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Three-Year Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, Section 2.18 or Section 2.22, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Three-Year Commitment as of the Effective Date is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Three-Year Commitment, as applicable.
          “Three-Year Commitment Termination Date” means the earlier of (a) the Three-Year Maturity Date, provided that if such day is not a Business Day, then the immediately preceding Business Day and (b) the date on which the Three-Year Commitments shall terminate in their entirety in accordance with the provisions of this Agreement.
          “Three-Year Lender” means a Lender with a Three-Year Commitment and/or Three-Year Revolving Credit Exposure.
          “Three-Year Maturity Date” means the third anniversary of the Effective Date.
          “Three-Year Revolving Credit Exposure” means, with respect to any Three-Year Lender at any time, the sum of the outstanding principal amount of such Lender’s Three-Year Revolving Loans and its Three-Year Yen Exposure at such time. For purposes of Sections 2.01(a), 2.01(c), 2.08(a) and 2.19 of this Agreement, the total Three-Year Revolving Credit Exposures shall be determined without giving regard to the outstanding principal amount of the applicable Specified Loans.
          “Three-Year Revolving Loan” means a Loan made by a Three-Year Lender pursuant to Section 2.03.
          “Three-Year Yen Commitment” means, with respect to each Three-Year Yen Fronting Lender, the commitment of such Lender to make Three-Year Yen Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, Section 2.18 or Section 2.22, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Three-Year Yen Fronting Lender’s Three-Year Yen Commitment as of the Effective Date is its pro rata share of the Three-Year Yen Sublimit, or as set forth in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Three-Year Yen Commitment, as applicable.
          “Three-Year Yen Exposure” means, at any time, the aggregate principal amount of all Three-Year Yen Loans outstanding at such time. The Three-Year Yen Exposure of any Lender at any time shall be its Three-Year Applicable Percentage of the total Three-Year Yen Exposure at such time.
          “Three-Year Yen Fronting Lenders” means Citibank, N.A., Bank of America, N.A., BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Deutsche Bank AG New York Branch and Mizuho Corporate Bank, Ltd. in their capacity as Lenders of Three-Year Yen Loans hereunder.
          “Three-Year Yen Loan” means a Loan denominated in Yen made by a Three-Year Yen Fronting Lender.
          “Three-Year Yen Sublimit” means $250,000,000.
          “TIBO Rate” means, with respect to any TIBOR Borrowing for any Interest Period, the rate per annum appearing on the TIBM Page under the caption “Average of 10 Banks” of Reuters (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Yen deposits in the Tokyo interbank market) at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period, as the rate applicable to deposits in Yen with a maturity comparable to such Interest Period, plus any costs incurred by making or funding such TIBOR Borrowing hereunder, if such costs result directly from any applicable banking law or regulation or from any applicable requirement or directive of any Governmental Authority, including the imposition of any reserve requirement.
          “TIBOR” means, when used in reference to any Loan or Borrowing, whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the TIBO Rate.
          “Time Warner” has the meaning assigned to such term in the preamble to this Agreement.
          “Transactions” means (a) the execution, delivery and performance by (i) each of the Borrowers of this Agreement and (ii) each of the Guarantors of the Guarantee, and (b) the borrowing of Loans.

          “Treaty” means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.
          “TWIFL” has the meaning assigned to such term in the preamble hereto.
          “Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the Pound Sterling Overnight Rate, the Pound Sterling Quoted Rate, the Euro Overnight Rate, the Euro Quoted Rate or the TIBO Rate.
          “United States” means the United States of America.
          “Unrestricted Subsidiaries” means, as of any time, all Subsidiaries of Time Warner that have been designated as Unrestricted Subsidiaries by Time Warner pursuant to Section 6.08, and “Unrestricted Subsidiary” means any one of them.
          “U.S. Person” means a person who is a citizen or resident of the United States and any corporation or other entity created or organized in or under the laws of the United States.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          “Yen” and “¥” refer to lawful money of Japan.
          “Yen Commitment” means a Three-Year Yen Commitment or a Five-Year Yen Commitment, as applicable.
          “Yen Exposure” means Three-Year Yen Exposure or Five-Year Yen Exposure, as applicable.
          “Yen Fronting Lender” means a Three-Year Yen Fronting Lender or a Five-Year Yen Fronting Lender, as applicable.
          “Yen Loan” means a Three-Year Yen Loan or a Five-Year Yen Loan, as applicable.
          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”) or by Class (e.g., a “Three-Year Revolving Loan”) or by Class and Type (e.g., a “Three-Year Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Type

(e.g., a “Eurocurrency Borrowing”) or by Class (e.g., a “Three-Year Borrowing”) or by Class and Type (e.g., a “Three-Year Eurocurrency Borrowing”).
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words, “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall, except where the context dictates otherwise, be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Time Warner notifies the Administrative Agent that Time Warner requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Time Warner that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, computations shall be made without giving effect to any election under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825, “Financial Instruments”, or FASB ASC Topic 470-20, “Debt with Conversion and Other Options”, (or any successor thereto) to value any Indebtedness of the Borrowers or their Subsidiaries at “fair value”, as defined therein.
          SECTION 1.05. TWIFL Representations and Covenants. Notwithstanding any term to the contrary in any Credit Document, (a) each representation and warranty made or deemed to be made by TWIFL and (b) each covenant, undertaking and other provision under a Credit Document which is binding on TWIFL, shall only be made or shall only apply (as the case may be) in respect of TWIFL and (to the extent that the relevant representation, warranty, covenant, undertaking or other provision expressly refers to Restricted Subsidiaries) TWIFL’s Restricted Subsidiaries, and no term in any Credit Document shall operate, be construed or shall take effect in a manner that would result in either (i) TWIFL making any representation or statement in respect of any Person other than itself or (to the extent that the relevant representation or warranty expressly refers to Restricted Subsidiaries) its Restricted Subsidiaries or (ii) TWIFL undertaking or being bound by any obligation to procure or to use its efforts to procure or ensure that a Person other than itself or (to the extent that the relevant covenant, undertaking or other provision expressly refers to Restricted Subsidiaries) its Restricted Subsidiaries, acts or refrains from acting in any manner or to comply with any term of the Credit Documents. In the event of any inconsistency between this Section 1.05 and any other provision of any Credit Document, this Section 1.05 shall prevail.
ARTICLE II
THE CREDITS
          SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Three-Year Lender agrees to make Three-Year Revolving Loans to each Borrower in Dollars or any Optional Currency other than Yen from time to time during the Three-Year Availability Period so long as, after giving effect thereto, (i) such Three-Year Lender’s Three-Year Revolving Credit Exposure will not exceed such Three-Year Lender’s Three-Year Commitment, and (ii) the sum of the total Three-Year Revolving Credit Exposures will not exceed the sum total of the Three-Year Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Three-Year Revolving Loans. The Three-Year Revolving Loans made in Dollars may from time to time be Eurocurrency Loans or Alternate Base Rate Loans; the Three-Year Revolving Loans made in Pounds may from time to time be Eurocurrency Loans or Pound Sterling Overnight Rate Loans; and the Three-Year Revolving Loans made in Euros may from time to time be Eurocurrency Loans or Euro Overnight Rate Loans, in each case as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.07.
          (b) Subject to the terms and conditions set forth herein, each Five-Year Lender agrees to make Five-Year Revolving Loans to each Borrower in Dollars or any Optional Currency other than Yen from time to time during the Five-Year Availability Period so long as, after giving effect thereto, (i) such Five-Year Lender’s Five-Year Revolving Credit Exposure will not exceed such Five-Year Lender’s Five-Year Commitment, and (ii) the sum of the total Five-Year Revolving Credit Exposures will not exceed the sum total of the Five-Year Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Five-Year Revolving Loans. The Five-Year Revolving Loans made in Dollars may from time to time be Eurocurrency Loans or Alternate Base Rate Loans; the Five-Year Revolving Loans made in Pounds may from time to time be Eurocurrency Loans or Pound Sterling Overnight Rate Loans; and the Five-Year Revolving Loans made in Euros may from time to time be Eurocurrency Loans or Euro Overnight Rate Loans, in each case as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.07.
          (c) (i) Subject to the terms and conditions set forth herein, the Three-Year Yen Fronting Lenders agree to make Three-Year Yen Loans, ratably in accordance with their Three-Year Yen Commitments, to each Borrower from time to time during the Three-Year Availability Period so long as, after giving effect thereto, (A) the aggregate principal amount of outstanding Three-Year Yen Loans will not exceed the Three-Year Yen Sublimit, (B) the sum of the total Three-Year Revolving Credit Exposures will not exceed the sum total of the Three-Year Commitments, (C) such Three-Year Yen Fronting Lender’s Three-Year Revolving Credit Exposure will not exceed such Three-Year Yen Fronting Lender’s Three-Year Commitment and (D) the aggregate principal amount of the outstanding Three-Year Yen Loans made by any Three-Year Yen Fronting Lender will not exceed such Three-Year Yen Fronting Lender’s Three-Year Yen Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Three-Year Yen Loans. The Three-Year Yen Loans shall be TIBOR Loans.
          (ii) Subject to the terms and conditions set forth herein, the Five-Year Yen Fronting Lenders agree to make Five-Year Yen Loans, ratably in accordance with their Five-Year Yen Commitments, to each Borrower from time to time during the Five-Year Availability Period so long as, after giving effect thereto, (A) the aggregate principal amount of outstanding Five-Year Yen Loans will not exceed the Five-Year Yen Sublimit, (B) the sum of the total Five-Year Revolving Credit Exposures will not exceed the sum total of the Five-Year Commitments, (C) such Five-Year Yen Fronting Lender’s Five-Year Revolving Credit Exposure will not exceed such Five-Year Yen Fronting Lender’s Five-Year Commitment and (D) the aggregate principal amount of the outstanding Five-Year Yen Loans made by any Five-Year Yen Fronting Lender will not exceed such Five-Year Yen Fronting Lender’s Five-Year Yen Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Five-Year Yen Loans. The Five-Year Yen Loans shall be TIBOR Loans.
          (iii) If any Event of Default shall occur and be continuing, any Yen Fronting Lender of either Class may by written notice to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Lenders of such Class to acquire participations on such Business Day in all or a portion of the Yen Loans of such Class outstanding. Such notice shall specify the aggregate amount of Yen Loans of such Class in which Lenders of such Class will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender of such Class, specifying in such notice such Lender’s Applicable Percentage of the Dollar Equivalent Amount of such Yen Loan or Loans of the applicable Class. Each Lender of the applicable Class hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Yen Fronting Lender, such Lender’s Applicable Percentage of such Yen Loan or Loans of such Class in Dollars. Each Lender acknowledges and agrees that its obligation to acquire participations in Yen Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Yen Fronting Lenders of the relevant Class pro rata according to their Yen Exposures of such Class the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Yen Loan to it acquired pursuant to this paragraph. Any amounts received by the Administrative Agent from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of such Loan after receipt by the applicable Yen Fronting Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders of the applicable Class that shall have made their payments pursuant to this paragraph and to the Yen Fronting Lenders of the relevant Class, pro rata as their interests may appear. The purchase of participations in a Yen Loan pursuant to this paragraph shall not relieve the applicable Borrower of its obligations in respect of the payment thereof. From and after such purchase, (A) the outstanding Yen Loans of the applicable Class in which the Lenders of the applicable Class have purchased such participations shall be deemed to have been converted into Alternate Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of Section 2.15, a prepayment of such Yen Loans before the last day of the Interest Period with respect thereto) and (B) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Loan had originally been made in Dollars. Notwithstanding the foregoing, a Lender of either Class shall not have any obligation to acquire a participation in a Yen Loan of such Class pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Yen Loan was made and such Lender shall have notified the Yen Fronting Lenders of such Class in writing, at least one Business Day prior to the time such Yen Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Yen Loans of such Class made while such Event of Default is continuing.
          SECTION 2.02. Loans and Borrowings. (a) Each Borrowing of Revolving Loans of either Class (other than Yen Loans) shall consist of Revolving Loans made by the Lenders of such Class ratably in accordance with their respective Commitments of such Class. Each Yen Loan of either Class shall be made as part of a Borrowing consisting of Yen Loans of such Class made by the Yen Fronting Lenders of such Class ratably in accordance with their respective Yen Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Yen Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of Base Rate Loans, Eurocurrency Loans or TIBOR Loans as the applicable Borrower may request in accordance herewith. Each Swingline Loan shall be, if denominated in Dollars, an ABR Loan, if denominated in Pounds Sterling, a Pound Sterling Overnight Rate Loan or a Pound Sterling Quoted Rate Loan, or if denominated in Euros, a Euro Overnight Rate Loan or a Euro Quoted Rate Loan, at the option of the applicable Borrower. Each Lender at its option may make any Base Rate Loan denominated in Pound Sterling or Euro, Eurocurrency Loan or TIBOR Loan, as applicable, by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall (i) subject to following clause (ii), not affect the obligation of the Borrower thereof to repay such Loan in accordance with the terms of this Agreement and (ii) not create any additional liability of the Borrowers in respect of Section 2.14 or 2.16.
          (c) At the commencement of each Interest Period for any Eurocurrency or TIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of 1,000,000 units of the relevant Currency and not less than an amount of which the Dollar Equivalent is $20,000,000. At the time that any Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of 1,000,000 units and not less than an amount of which the Dollar Equivalent is $20,000,000; provided that any Base Rate Borrowing of either Class may be in an aggregate amount that is equal to the entire unused balance of the sum total of the Commitments of such Class or, in the case of a Five-Year Base Rate Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of 1,000,000 units and not less than $5,000,000. Borrowings of more than one Type or Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurocurrency Revolving Borrowings of either Class outstanding nor more than five TIBOR Borrowings of either Class outstanding.
          (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request or elect any Interest Period in respect of any Borrowing that would end after the (i) Three-Year Maturity Date, in the case of a Three-Year Borrowing, or (ii) Five-Year Maturity Date, in the case of a Five-Year Borrowing.
          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone in accordance with Schedule 2.03(A); provided that no more than the Dollar Equivalent of $2,000,000,000 of Revolving Loans of either Class denominated in Euros shall be outstanding at any time as to which the Administrative Agent was notified the same day as the Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (a) the aggregate amount, Class (either Three-Year or Five-Year) and Currency of the requested Borrowing, and, in the case of an Optional Currency Borrowing, the Dollar Equivalent of the requested Borrowing, as calculated using the Exchange Rate on the date of the request;
     (b) the date of such Borrowing, which shall be a Business Day;
     (c) whether such Borrowing is to be an ABR Borrowing, a Pound Sterling Overnight Rate Borrowing, a Euro Overnight Rate Borrowing, a Eurocurrency Borrowing or a TIBOR Borrowing;

     (d) in the case of a Eurocurrency or TIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (e) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
Notwithstanding anything to the contrary above in this Section 2.03, no such notice shall alter the information set forth on Schedule 2.03(B) unless such notice shall be written. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be deemed a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency or TIBOR Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to each Borrower from time to time during the Five-Year Availability Period, so long as, after giving effect thereto, (i) the aggregate principal amount of outstanding Swingline Loans will not exceed the Swingline Sublimit, (ii) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender will not exceed its Swingline Percentage of the Swingline Sublimit at such time and (iii) the sum of the total Five-Year Revolving Credit Exposures will not exceed the sum total of the Five-Year Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Swingline Loans. Swingline Loans shall be made in Dollars, Pounds or Euros only.
          (b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile) in accordance with Schedule 2.03(A). Each such notice shall be irrevocable and shall specify the requested currency, the requested date (which shall be a Business Day), the requested interest rate and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from a Borrower. Each Swingline Lender shall make its Swingline Percentage of each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account (as more specifically set forth on Schedule 2.03(B), and changed from time to time only by a written notice) of the applicable Borrower with such Swingline Lender by 4:00 p.m., Local Time, on the requested date of such Swingline Loan.
          (c) A Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., Local Time, on any Business Day, on one Business Day’s notice to the Five-Year Lenders, require the Five-Year Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans made by such Swingline Lender then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Five-Year Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Five-Year Lender, specifying in such notice such Lender’s Five-

Year Applicable Percentage of such Swingline Loan or Loans. Each Five-Year Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Five-Year Applicable Percentage of such Swingline Loan or Loans. Each Five-Year Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Five-Year Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Five-Year Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Five-Year Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Five-Year Lenders, whereafter such Swingline Loan shall be deemed converted to a Base Rate Revolving Loan to the extent of such amounts for all purposes of this Agreement. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan to it acquired pursuant to this paragraph. Any amounts received by the Administrative Agent from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of a Swingline Loan after receipt by a Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Five-Year Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, pro rata as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any of its obligations in respect of the payment thereof. Notwithstanding the foregoing, a Five-Year Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lenders in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.
          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, a Borrower may request the issuance of one or more Letters of Credit in support of obligations of such Borrower and its Subsidiaries, in a form reasonably acceptable to such Borrower and the Issuing Bank, at any time and from time to time during the Five-Year Availability Period. Each Letter of Credit shall be issued in Dollars or in an Optional Currency other than Yen. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by such Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver by hand or facsimile (or transmit by other electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank (reasonably in advance of the requested date of such issuance, amendment, renewal or extension and no later than 12:00 noon, Local Time, one Business Day prior to such date) a notice (with a copy to the Administrative Agent if not the Issuing Bank) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, as the case may be. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended on the requested date only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the sum of the total Five-Year Revolving Credit Exposures shall not exceed the sum total of the Five-Year Commitments and (iii) the requirements of paragraph (c) of this Section shall be satisfied.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the Five-Year Maturity Date unless such Letter of Credit is cash collateralized in an amount equal to its face amount with the Issuing Bank or the Administrative Agent, for the benefit of such Issuing Bank, prior to 12:00 noon, Local Time, on the Five-Year Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (but no such renewal shall be effected if such renewal would cause the expiry of such Letter of Credit to extend beyond the Five-Year Maturity Date unless such Letter of Credit is so cash collateralized in an amount equal to its face amount prior to 12:00 noon, Local Time, on the Five-Year Maturity Date).
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Five-Year Lenders, the Issuing Bank hereby grants to each Five-Year Lender, and each Five-Year Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Five-Year Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Five-Year Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank, such Lender’s Five-Year Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Five-Year Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Five-Year Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement in the same Currency as such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., Local Time, on the Business Day immediately following the day that such Borrower receives notice of such LC Disbursement; provided that, if such Borrower fails to reimburse the Issuing Bank on such date, the Borrower shall be deemed to have requested a Five-Year Base Rate Borrowing in the principal amount and Currency of the LC Disbursement, without regard to the minimum amounts and multiples set forth in Section 2.02, but subject to the unutilized portion of the Five-Year Commitments. If the Borrower elects, or is deemed, to finance amounts due under any Letter of Credit in such a manner, the Borrower’s obligation to pay an amount equal to the LC Disbursement to the Issuing Bank shall be discharged and replaced by the resulting Five-Year Base Rate Borrowing, and the Issuing Bank shall notify the Administrative Agent, who shall notify each Five-Year Lender of the applicable LC Disbursement and corresponding Five-Year Base Rate Borrowing and such Lender’s Five-Year Applicable Percentage thereof. Promptly following receipt of such notice, each Five-Year Lender shall pay to the Issuing Bank its Five-Year Applicable Percentage of such Five-Year Base Rate Borrowing, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Five-Year Lenders). Promptly following receipt of any payment from a Borrower pursuant to this paragraph, such payment shall be distributed to the Issuing Bank (and the participating Five-Year Lenders as their interests may appear) or, to the extent that Five-Year Lenders have made payments pursuant to this paragraph to fund any Five-Year Base Rate Loan made to reimburse the Issuing Bank, to such Lenders and the Issuing Bank (and the participating Five-Year Lenders as their interests may appear) pro rata as their interests may appear.
          (f) Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder, the respective Issuing Bank’s only obligation to the applicable Borrower in respect of any drawing made on any Letter of Credit being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to substantially comply on their face with the requirements of such Letter of Credit. Neither the Administrative Agent, nor any of the Five-Year Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct in connection with any of the foregoing circumstances. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and/or the Five-Year Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Five-Year Base Rate Loans in the applicable Currency; provided that, if such LC Disbursement cannot be reimbursed with the proceeds of a Five-Year Revolving Loan pursuant to Section 2.05(e) and the applicable Borrower fails to reimburse such LC Disbursement within three Business Days, then Section 2.12(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Five-Year Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among Time Warner, the replaced Issuing Bank and the successor Issuing Bank or pursuant to Article VIII. Time Warner shall notify the Administrative Agent, who will notify the Five-Year Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the applicable Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Existing Letters of Credit. Notwithstanding anything to the contrary above in this Section 2.05, including, without limitation, the procedural requirements of clause (b) hereof, each letter of credit listed on Schedule 2.05 which is outstanding on the Effective Date (including any extension thereof) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued, including for purposes of this Section 2.05 and Section 2.11(b), on the Effective Date. Thereafter, each such Letter of Credit deemed issued pursuant to this Section 2.05(j) shall be governed by, and shall be subject to the provisions of, this Section 2.05, and Time Warner and the respective Issuing Banks with respect to such Letters of Credit deemed issued pursuant to this Section 2.05 agree that any reimbursement agreement, credit agreement or other document (excluding such Letter of Credit itself) previously governing such Letter of Credit shall be deemed terminated and replaced with the provisions of this Section 2.05 and the other applicable terms of this Agreement (it being understood that any fees or other amounts payable to such Issuing Bank accrued prior to the Effective Date in respect of any such Letter of Credit, shall be payable to such Issuing Bank in accordance with the provisions of such prior agreement).
          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, for the applicable Currency, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower specified on Schedule 2.03(B) or designated by the applicable Borrower in the applicable Borrowing Request.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Administrative Agent shall have the right to demand payment from the applicable Lender and/or the applicable Borrower and they each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Borrowings denominated in Dollars, the Alternate Base Rate, and (B) in the case of Borrowings denominated in any Optional Currency, the interest rate reasonably determined by the Administrative Agent as the rate applicable to overnight settlements between banks for the amount advanced by the Administrative Agent on behalf of such Lender or (ii) in the case of the applicable Borrower, the interest rate that would otherwise apply to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such

Borrowing and such payment shall absolve any obligation of the applicable Borrower in respect of any demand made under this Section in respect of such Loan.
          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Class and Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency or TIBOR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type (but of the same currency and Class) or to continue such Borrowing and, in the case of a Eurocurrency or TIBOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may be made and maintained only as Base Rate Loans.
          (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election (as more specifically set forth in Schedule 2.03(A)). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency or a TIBOR Borrowing; and
     (iv) if the resulting Borrowing is a Eurocurrency or TIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing or TIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. All Loans denominated in Yen in each case shall be TIBOR Loans.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each participating Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency or TIBOR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurocurrency or TIBOR Revolving Borrowing, as the case may be, having a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency or TIBOR Borrowing and (ii) unless repaid, each Eurocurrency and TIBOR Revolving Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.08. Termination and Reduction of Commitments. The Three-Year Commitments shall terminate on the Three-Year Commitment Termination Date, and the Five-Year Commitments shall terminate on the Five-Year Commitment Termination Date.
          (a) Time Warner may at any time terminate, or from time to time reduce, the Three-Year Commitments and/or Five-Year Commitments; provided that (i) each reduction of the Three-Year Commitments or Five-Year Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) Time Warner shall not terminate or reduce the Commitments of either Class if, after giving effect thereto and to any concurrent prepayment of the Loans of such Class in accordance with Section 2.10, the sum of the Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.
          (b) Time Warner shall notify the Administrative Agent of any election to terminate or reduce the Commitments of either Class under paragraph (a) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Time Warner pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of either Class delivered by Time Warner may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of other events, in which case such notice may be revoked by Time Warner (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent. Each reduction of the Commitments of either Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          (c) Time Warner may terminate or reduce a Commitment of either Class (and the corresponding Yen Commitment) of any Defaulting Lender as provided in Section 2.22. The provisions of the preceding paragraphs of this Section 2.08 shall not apply to any such termination or reduction made pursuant to Section 2.22.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Three-Year Revolving Loan owed by such Borrower on the Three-Year Maturity Date and each Five-Year Revolving Loan owed by such Borrower on the Five-Year Maturity Date, (ii) to the Administrative Agent for the account of each Yen Fronting Lender and the participating Lenders of the applicable Class as their interests may appear the then unpaid principal amount of each Three-Year Yen Loan owed by such Borrower on the Three-Year Maturity Date and each Five-Year Yen Loan owed by such Borrower on the Five-Year Maturity Date and (iii) to the Administrative Agent the then unpaid principal amount of each Swingline Loan owed by such Borrower on the earlier of the Five-Year Maturity Date and the first date after such Swingline Loan is made that a Five-Year Revolving Borrowing is made by such Borrower.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and Currency of each Loan made hereunder, the Type and Class thereof, whether such Loan is a Revolving Loan or a Swingline Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans of either Class made by it be evidenced by a Note. In such event, each Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the applicable Borrower. Thereafter, the Loans of the applicable Class evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.
          (b) The Borrower that desires to make a prepayment shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in accordance with Schedule 2.03(A). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of other events, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to (i) a Revolving Borrowing, the Administrative Agent shall advise the participating Lenders of the contents thereof and (ii) a Swingline Borrowing, the Administrative Agent shall advise the Swingline Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing hereunder shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
          SECTION 2.11. Fees. (a) The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender, subject to Section 2.22(c), a facility fee (a “Facility Fee”), which shall accrue at the Applicable Rate on the average daily amount of the Commitment of the applicable Class of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure of the applicable Class after its Commitment of such Class terminates, then such Facility Fee shall continue to accrue on the average daily amount of such Lender’s Revolving Credit Exposure of such Class from and including the date on which its Commitment of such Class terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure of such Class. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the applicable Maturity Date (or such earlier date after the applicable Commitment Termination Date on which the Loans of the applicable Class are repaid in full), commencing on the first such date to occur after the date hereof. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) The applicable Borrower agrees to pay (i) to each Five-Year Lender, subject to Section 2.22(e), a letter of credit fee (a “Letter of Credit Fee”) with respect to its participations in Letters of Credit, which shall accrue on each day at the Applicable Rate for Five-Year Eurocurrency Revolving Loans for such day on the average daily amount of such Five-Year Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Five-Year Commitment terminates and the date on which such Five-Year Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (a “Fronting Fee”), which shall accrue at the rate of 0.15% per annum of the face amount of each Letter of Credit issued by it (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Five-Year Commitments and the date on which there ceases to be any LC Exposure in respect of such Letter of Credit. Letter of Credit Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Five-Year Commitments terminate and any such fees accruing after the date on which the Five-Year Commitments terminate shall be payable on demand. All Letter of Credit Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Borrowers further agree, jointly and severally, to pay to each Issuing Bank, for its own account, customary administrative, issuance, amendment, payment and negotiation charges, in the amounts and at the times separately agreed upon between Time Warner and such Issuing Bank.
          (c) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Time Warner and the Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Facility Fees and Letter of Credit Fees, to the Lenders entitled thereto or, in the case of Fronting Fees, to the Issuing Banks entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error in the calculation and/or payment thereof.
          SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) The Loans comprising each Pound Sterling Overnight Rate Borrowing shall bear interest at a rate per annum equal to the Pound Sterling Overnight Rate.
          (d) The Loans comprising each Euro Overnight Rate Borrowing shall bear interest at a rate per annum equal to the Euro Overnight Rate.
          (e) The Loans comprising each TIBOR Borrowing shall bear interest at a rate per annum equal to the TIBO Rate plus the Applicable Rate.
          (f) The Loans comprising each Swingline Borrowing shall bear interest at a rate per annum equal to (i) in the case of Swingline Loans denominated in Dollars, the Alternate Base Rate, (ii) in the case of Swingline Loans denominated in Pounds, the Pound Sterling Overnight Rate or the Pound Sterling Quoted Rate, as applicable, and (iii) in the case of Swingline Loans denominated in Euros, the Euro Overnight Rate or the Euro Quoted Rate, as applicable.
          (g) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the Base Rate applicable to Loans of the relevant Currency and Class as provided above.
          (h) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan of either Class prior to the end of the Availability Period for such Class), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest in respect of Loans of either Class shall be payable upon the Commitment Termination Date for such Class.
          (i) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and (ii) with respect to Loans denominated in Pounds, the interest rate thereon shall be computed on the basis of a 365-day year, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, TIBO Rate, Adjusted LIBO Rate and LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or TIBOR Borrowing of either Class:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining for such Interest Period the Adjusted LIBO Rate for the relevant Currency or the TIBO Rate; or
     (b) the Administrative Agent is advised by the Lenders holding a majority of the Commitments (disregarding any Defaulting Lender’s Commitment) of the applicable Class that for such Interest Period the Adjusted LIBO Rate for the relevant Currency or the TIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the applicable Borrowers and Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing or TIBOR Borrowing, as applicable, of such Class shall be ineffective and any such Borrowing referred to in such Interest Election Request shall, unless repaid by the applicable Borrower, be converted to (as of the last day of the then current Interest Period), or maintained as, a Base Rate Borrowing of such Class, as the case may be (to the extent, in the Administrative Agent’s reasonable determination, it is practicable to do so), and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing or TIBOR Revolving Borrowing of such Class, such Borrowing shall, unless otherwise rescinded by the applicable Borrower, be made as a Base Rate Loan of such Class in the applicable Currency (to the extent, in the Administrative Agent’s reasonable determination, it is practicable to do so), and if the circumstances giving rise to such notice affect fewer than all Types of Borrowings, then the other Types of Borrowings shall be permitted.
          SECTION 2.14. Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or
     (ii) impose on any Lender or any Issuing Bank or the London interbank market or the Tokyo interbank market any other condition affecting this Agreement or Eurocurrency or TIBOR Loans made by such Lender or any Letter of Credit or participation therein;
(in each case other than Indemnified Taxes, Excluded Taxes and Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency or TIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs actually incurred or reduction actually suffered.
          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of the Commitment or the Loans made by, or participation in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction actually suffered in respect of the Commitment or Loans made by, or participation in Letters of Credit held by, such Lender hereunder.
          (c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or an Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the applicable Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions unless a Lender or an Issuing Bank gives notice to the applicable Borrowers that they are obligated to pay an amount under this Section within six months after the later of (i) the date such Lender or such Issuing Bank incurs such increased costs, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender or such Issuing Bank has actual knowledge of its incurrence of such increased cost, reduction in amounts received or receivable or reduction in return on capital; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
          Notwithstanding any other provision of this Section 2.14, no Lender nor Issuing Bank shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender or such Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender or any Issuing Bank to waive the right to demand such compensation in any given case).
          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency or TIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency or TIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith) or (d) the assignment of any Eurocurrency or TIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency or TIBOR Loan, the loss to any applicable Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit in the applicable Currency equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate or the TIBO Rate, as applicable, for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the applicable Currency from other banks in the Eurocurrency market at the commencement of such period. A certificate of any

Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.16. Taxes. (a) Each payment made by any Borrower under this Agreement shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Borrower or the Administrative Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Borrower or the Administrative Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be), receives the amount it would have received had no such withholding been made. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority by any Borrower or the Administrative Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Administrative Agent, Lender or Issuing Bank (as the case may be) with respect to which the relevant withholding was made.
          (b) The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Each Borrower shall indemnify the Administrative Agent, such Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable by such Borrower under this Section unless such amounts have been included in any amount paid pursuant to the proviso to Section 2.16(a)) paid by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender, or by the Administrative Agent or an Issuing Bank on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          (d) Each Lender shall severally indemnify the Administrative Agent and each Borrower, within 10 days after written demand therefor, for the full amount of any Taxes or, in the case of any Borrower, Excluded Taxes, attributable to such Lender that are payable or paid by the Administrative Agent or such Borrower, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes (or, in the case of a Borrower, Excluded Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that no Lender shall be liable to the Administrative Agent for the portion of any interest, expenses or penalties that are found by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. A certificate as to the amount of such payment or liability delivered to such Lender by the Administrative Agent or a Borrower, shall be conclusive absent manifest error.

          (e) If a Lender or the Administrative Agent or an Issuing Bank receives a refund or credit in respect of any Indemnified Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund or credit to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Indemnified Taxes giving rise to such refund, as determined by such Lender in its reasonable discretion, or credit, as determined by such Lender in its sole discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent or such Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that such Borrower, upon the request of such Lender or the Administrative Agent or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent or such Issuing Bank in the event such Lender or the Administrative Agent or such Issuing Bank is required to repay such refund or credit to such Governmental Authority.
          (f) As soon as practicable after any payment of Indemnified Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (g) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
          (h) Any Lender that is a U.S. Person shall deliver to Time Warner (with a copy to the Administrative Agent) a statement signed by an authorized signatory of the Lender that it is a U.S. Person and, if necessary to avoid United States backup withholding, a duly completed and signed Internal Revenue Service Form W-9 (or successor form) establishing that such Lender is organized under the laws of the United States and is not subject to United States backup withholding.
          (i) Nothing in this Section shall be construed to require any Lender to disclose any confidential information regarding its tax returns or affairs.
          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursements of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall, unless the Administrative Agent is able to distribute such amounts to the applicable Lenders on such date, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent (i) in New York, for payments in Dollars, (ii) in London, for payments in Euros or Pounds and (iii) in Tokyo, for payments in Yen, in each case, at the offices for the Administrative Agent set forth in Section 9.01, except payments to be made directly to an Issuing Bank as expressly provided herein, and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient in like funds promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder, whether such payments are made in respect of principal, interest or fees, shall be made in the Currency in which the applicable payment obligation is due; provided that payments in respect of Facility Fees pursuant to Section 2.11 and any other payments (not in respect of principal, interest or fees) or reimbursements shall be payable in Dollars.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from any Borrower hereunder, such funds shall be applied (i) first, to pay interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements, then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, participations in LC Disbursements and Swingline Loans and accrued interest thereon owing by any Borrower than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, participations in LC Disbursements and Swingline Loans of other Lenders owing from such Borrower to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by such Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, any application of funds attributable to the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of any Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of such Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) if the relevant amount is denominated in Pounds Sterling, at the Pound Sterling Overnight Rate, (ii) if the relevant amount is denominated in Dollars, at the Federal Funds Effective Rate and (iii) if the relevant amount is denominated in any other Currency, at the interest rate reasonably determined by the Administrative Agent as the rate applicable for overnight settlements between banks for the amount paid by the Administrative Agent on behalf of such Borrower.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.01(c)(iii), 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c) or shall otherwise become a Defaulting Lender, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender from or on behalf of any Credit Party or otherwise in respect of the Obligations to satisfy such Lender’s obligations to the Administrative Agent, the Swingline Lender, the Issuing Banks or the Yen Fronting Lenders under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Such Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then Time Warner may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Time Warner shall have received the prior written consent of the Administrative Agent (and, if a Five-Year Commitment is being assigned, each Swingline Lender and the Issuing Banks), which consent shall, in each case, not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will be made to a Lender reasonably expected to result in a reduction in the compensation or payments to be paid by the Borrowers pursuant to such sections. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Time Warner to require such assignment and delegation cease to apply.
          SECTION 2.19. Prepayments Required Due to Currency Fluctuation. (a) Not later than 1:00 p.m., New York City time, on the last Business Day of each fiscal quarter of Time Warner or at such other time as is reasonably determined by the Administrative Agent (the “Calculation Time”), the Administrative Agent shall determine the Dollar Equivalent of the total Revolving Credit Exposures of each Class outstanding as of such date.
          (b) If at the Calculation Time, the Dollar Equivalent of the total Revolving Credit Exposures of either Class exceeds the total Commitments of such Class then in effect by 5% or more, then within five Business Days of notice to the Borrowers thereof, the applicable Borrowers shall prepay Revolving Loans of such Class (or, in the case of an excess total of Five-Year Revolving Credit Exposure, prepay Swingline Loans or cash collateralize the outstanding Letters of Credit) in an aggregate principal amount at least equal to such excess. Nothing set forth in this Section 2.19(b) shall be construed to require the Administrative Agent to calculate compliance under this Section 2.19(b) other than at the times set forth in Section 2.19(a).
          (c) If at the Calculation Time, the Dollar Equivalent of the total Yen Loans of either Class exceeds the total Yen Commitments of such Class then in effect by 5% or more, then within five Business Days of notice to the Borrowers thereof, the applicable Borrowers shall prepay Yen Loans of such Class in an aggregate principal amount at least equal to such excess. Nothing set forth in this Section 2.19(c) shall be construed to require the Administrative Agent to calculate compliance under this Section 2.19(c) other than at the times set forth in Section 2.19(a).
          SECTION 2.20. Adoption of the Euro. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro in any Participating Member State and any relevant market conventions or practices relating to the Euro. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Subsequent Participant shall be redenominated into the Euro in accordance with EMU Legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation). If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided that if any Loan in the currency of such Subsequent Participant which is subject to an Interest Period is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.
          SECTION 2.21. Increase in Commitments. At any time prior to the applicable Maturity Date, Time Warner may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to the Lenders) executed by Time Warner and one or more financial institutions that qualify as Eligible Assignees (any such financial institution, which may include any Lender, referred to in this Section being called an “Increasing Lender”) cause the Three-Year Commitments and/or the Five-Year Commitments of the Increasing Lenders to be increased (or cause the Increasing Lenders to make new Three-Year Commitments and/or Five-Year Commitments, as applicable) in an amount for each Increasing Lender (which shall not be less than $5,000,000) set forth in such notice; provided that (i) no Lender shall have any obligation to increase its Commitment of either Class pursuant to this Section, (ii) all new Three-Year Commitments and increases in existing Three-Year Commitments becoming effective under this Section during the term of this Agreement shall not exceed $500,000,000 in the aggregate, (iii) all new Five-Year Commitments and increases in existing Five-Year Commitments becoming effective under this Section during the term of this Agreement shall not exceed $500,000,000 in the aggregate, (iv) each Increasing Lender, if not already a Lender hereunder, shall be reasonably satisfactory to (A) the Administrative Agent and (B) each Swingline Lender, Issuing Bank and Yen Fronting Lender whose approval would be required under Section 9.04(b) if such Increasing Lender were being assigned a Commitment of the same Class (which approvals, in the case of both (A) and (B), shall not be unreasonably withheld), (v) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and Time Warner (an “Accession Agreement”) and (vi) no Default or Event of Default has occurred and is continuing. New Commitments and increases in Commitments of any Class pursuant to this Section (a “Commitment Increase”) shall become effective on the date (the “Increase Effective Date”) specified in the applicable Accession Agreement. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender of the applicable Class hereunder and subject to all obligations of a Lender of the applicable Class hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of the applicable Class of such Increasing Lender as provided in such Accession Agreement. On the Increase Effective Date, (i) the aggregate principal amount of the Borrowings of the applicable Class of Revolving Loans outstanding (the “Initial Borrowings”) immediately prior to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender that shall have had a Commitment of the applicable Class of Revolving Loans prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable Currencies), an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage of the applicable

Class (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing (as hereinafter defined) of the applicable Class and (B) the product of (1) such Lender’s Applicable Percentage of the applicable Class (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing of the applicable Class, (iii) each Increasing Lender that shall not have had a Commitment of the applicable Class prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable Currencies) an amount equal to the product of (1) such Increasing Lender’s Applicable Percentage of the applicable Class (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing of the applicable Class, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender of the applicable Class (in the applicable Currencies) the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage of the applicable Class (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing of the applicable Class, and (B) the product of (1) such Lender’s Applicable Percentage of the applicable Class (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing of the applicable Class, (v) after the effectiveness of the Commitment Increase, the Borrowers shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in amounts (in the Currencies of the Initial Borrowings) equal to the amounts of the Initial Borrowings and of the Types and Class and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Lender shall hold its Applicable Percentage of the applicable Class of each Subsequent Borrowing of the applicable Class (calculated after giving effect to the Commitment Increase) and (vii) the Borrowers shall pay to the Administrative Agent for the account of each Lender of the applicable Class as set forth in Section 2.17 any and all accrued but unpaid interest on its Loans comprising the Initial Borrowings of the applicable Class. The deemed payments made pursuant to clause (i) above shall be subject to compensation by the Borrowers pursuant to the provisions of Section 2.15 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.
          SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) Time Warner may, at its sole expense and effort, upon notice to such Defaulting Lender and the Administrative Agent, require such Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement with respect to either or both Classes of Commitments and Loans to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Time Warner shall have received the prior written consent of the Administrative Agent (and, if a Five-Year Commitment is being assigned, the prior written consent of each Swingline Lender and Issuing Bank), which consent, in each case, shall not be unreasonably withheld, and (ii) such Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations funded by it in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the

Borrowers (in the case of all other amounts) and (iii) any such assignment shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the Defaulting Lender;
          (b) Time Warner may, at its sole expense and effort, upon notice to such Defaulting Lender and the Administrative Agent, terminate as a whole, or from time to time reduce in part, any Commitment or Commitments, whether used or unused, of such Lender (in which case, if such Lender is a Yen Fronting Lender, the corresponding Yen Commitment of such Lender shall simultaneously terminate or be reduced ratably, as applicable); provided that (i) Time Warner shall have notified such Lender and the Administrative Agent of such termination or reduction (including the amount thereof), (ii) at the time thereof, no Default or Event of Default shall have occurred and be continuing and (iii) after giving effect thereto, including the adjustment to the Applicable Percentage of each Lender resulting therefrom, and to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposure of either Class of any Lender (excluding any portion thereof attributable to the Specified Loans of such Lender) shall not exceed the applicable Commitment of such Lender;
          (c) Facility Fees shall cease to accrue on the unused Commitments of such Defaulting Lender under Section 2.11(a);
          (d) the Commitments and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (d) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby (if such Defaulting Lender is a Lender affected thereby);
          (e) in the case of a Defaulting Lender that is a Five-Year Lender, if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
     (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated automatically among the non-Defaulting Five-Year Lenders in accordance with their respective Five-Year Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Five-Year Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Five-Year Commitments; provided that any such reallocation shall not be made so long as any Default shall have occurred and be continuing;
     (ii) if (w) the reallocation described in clause (i) above cannot, or can only partially, be effected, (x) the applicable Lender has become a Defaulting Lender other than solely under clause (f) of the definition of such term, (y) the Defaulting Lender shall not have made an assignment and delegation pursuant to Section 2.22(a) above and (z) the Five-Year Commitment of such Defaulting Lender shall not have been terminated pursuant to Section 2.22(b) above within 20 days after receipt by Time Warner of written notice from the Administrative

Agent that such Lender has become a Defaulting Lender, then upon the written request of any Issuing Bank or any Swingline Lender, Time Warner shall deposit, within five Business Days after its receipt of such request, in a cash collateral account opened by the Administrative Agent, cash in an amount requested in such notice, such amount not to exceed (A) in the case of any such request made by an Issuing Bank, the remaining LC Exposure of such Defaulting Lender at the time of such request attributable to the Letters of Credit issued by such Issuing Bank and (B) in the case of any such request made by a Swingline Lender, the remaining Swingline Exposure of such Defaulting Lender at the time of such request attributable to the Swingline Loans made by such Swingline Lender;
     (iii) amounts deposited pursuant to clause (ii) above at the request of any Issuing Bank or any Swingline Lender shall be applied by the Administrative Agent to reimburse such Issuing Bank or such Swingline Lender for any participations required to be funded by such Defaulting Lender. In the event amounts so deposited with respect to any such Defaulting Lender for the benefit of any Issuing Bank or any Swingline Lender exceed the remaining LC Exposure of such Defaulting Lender attributable to the Letters of Credit issued by such Issuing Bank or the remaining Swingline Exposure of such Defaulting Lender attributable to the Swingline Loans made by such Swingline Lender, as the case may be, the Administrative Agent shall give prompt notice thereof to Time Warner and, unless otherwise specified in writing by Time Warner, shall promptly return to Time Warner cash in the amount of such excess;
     (iv) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (v) if such Defaulting Lender’s LC Exposure is reallocated pursuant to clause (i) above, then the fees payable to the Five-Year Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Five-Year Applicable Percentages;
     (vi) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Five-Year Commitment that was utilized by such LC Exposure) under Section 2.11(a) and Letter of Credit Fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
     (vii) so long as a Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless (x) the Swingline Exposure and LC Exposure of such Defaulting Lender has been reallocated in a manner consistent with Section 2.21(e)(i) or (y) it has received assurances satisfactory to it that cash collateral will be provided by Time Warner in accordance with Section 2.21(e)(ii);
          (f) if any Yen Exposure of either Class exists at the time such Lender becomes a Defaulting Lender then:
     (i) all or any part of the Yen Exposure of each Class of such Defaulting Lender shall be reallocated automatically among the non-Defaulting Lenders of such Class in accordance with their respective Applicable Percentages of such Class but only to the extent that, with respect to each Class, the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of such Class plus such Defaulting Lender’s Yen Exposure of such Class does not exceed the total of all non-Defaulting Lenders’ Commitments of such Class; provided that any such reallocation shall not be made so long as any Default shall have occurred and be continuing;
     (ii) if (w) the reallocation described in clause (i) above cannot, or can only partially, be effected, (x) the applicable Lender has become a Defaulting Lender other than solely under clause (f) of the definition of such term, (y) the Defaulting Lender shall not have made an assignment and delegation pursuant to Section 2.22(a) above and (z) the Commitment of either Class of such Defaulting Lender shall not have been terminated pursuant to Section 2.22(b) above within 20 days after receipt by Time Warner of written notice from the Administrative Agent that such Lender has become a Defaulting Lender, then upon the written request of any Yen Fronting Lender of the applicable Class, Time Warner shall deposit, within five Business Days after its receipt of such request, in a cash collateral account opened by the Administrative Agent, Yen in an amount requested in such notice, such amount not to exceed the remaining Yen Exposure of the applicable Class of such Defaulting Lender at the time of such request attributable to the Yen Loans of such Class made by such Yen Fronting Lender; and
     (iii) amounts deposited pursuant to clause (ii) above at the request of any Yen Fronting Lender shall be applied by the Administrative Agent to prepay a portion of the Yen Loans of such Yen Fronting Lender in an amount equal to any participations therein required to be funded by such Defaulting Lender; any such prepayment shall not affect the participations in such Yen Loans of the non-Defaulting Lenders; and
          (g) any Specified Loans that are repaid or prepaid shall not be reborrowed.
          It is understood and agreed that (i) upon any termination or reduction of the Commitment of either Class of any Defaulting Lender under clause (b) above, the Three-Year Applicable Percentage or Five-Year Applicable Percentage, as the case may be, of such Lender and each other Lender shall at such time automatically adjust in accordance with the definition of the term “Three-Year Applicable Percentage” or “Five-Year Applicable Percentage”, as applicable, and (ii) a termination or reduction of the Commitment of either Class of any Defaulting Lender under clause (b) above shall not require a prepayment of any Loan of the applicable Class of such Defaulting Lender then outstanding, and each such Loan of such Class shall continue to be outstanding as part of the applicable Borrowing in accordance with the terms hereof.
          In the event that the Commitment or Yen Commitment of any Defaulting Lender is terminated pursuant to this Section, such Commitment or Yen Commitment may be replaced by a Commitment or Commitments, or Yen Commitment or Yen Commitments, of any one or more Lenders of the applicable Class that is willing to provide such replacement Commitment or Yen Commitment, pursuant to a written agreement of Time Warner, the Administrative Agent and any such Lender or Lenders.
          In the event that the Administrative Agent and Time Warner agree that a Three-Year Lender that is a Defaulting Lender has adequately remedied all matters that caused such Three-Year Lender to be a Defaulting Lender, then such Three-Year Lender shall purchase at par such of the Three-Year Revolving Loans of the other Three-Year Lenders as the Administrative Agent shall determine may be necessary in order for such Three-Year Lender to hold such Three-Year Revolving Loans in accordance with its Three-Year Applicable Percentage (as in effect immediately prior to such Lender having become a Defaulting Lender).
          In the event that the Administrative Agent, Time Warner, the Swingline Lender and the Issuing Bank each agrees that a Five-Year Lender that is a Defaulting Lender has adequately remedied all matters that caused such Five-Year Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Five-Year Lenders shall be readjusted to reflect the inclusion of such Five-Year Lender’s Five-Year Commitment and on such date such Five-Year Lender shall purchase at par such of the Five-Year Revolving Loans of the other Five-Year Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Five-Year Lender to hold such Five-Year Revolving Loans in accordance with its Five-Year Applicable Percentage (as in effect immediately prior to such Lender having become a Defaulting Lender).
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Each Borrower represents and warrants (as to itself and the Restricted Subsidiaries) to the Lenders that:
          SECTION 3.01. Organization; Powers. Each Credit Party and each of the Restricted Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is, where applicable, in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within the Credit Parties’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action of such Credit Parties. Each Credit Document (other than each Note) has been, and each Note when delivered hereunder will have been, duly executed and delivered by the Credit Parties party thereto. Each Credit Document (other than each Note) constitutes, and each Note when delivered hereunder will be, a legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws or other organizational documents of such Borrower or any of the Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of the Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of the Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of the Restricted Subsidiaries; except, in each case (other than clause (b)(ii) with respect to any Credit Party), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The audited consolidated balance sheet and statements of operations, stockholders equity and cash flows (including the notes thereto) of Time Warner and its consolidated Subsidiaries as of and for the fiscal year ended December 31, 2009, reported on by Ernst & Young LLP, independent public accountants, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by any Credit Party since December 31, 2009 and prior to the Effective Date, present fairly, in all material respects, the financial position and results of operations and cash flows of Time Warner and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP.
          (b) The unaudited consolidated balance sheet and statements of operations, stockholders equity and cash flows of Time Warner and its consolidated Subsidiaries as of and for the nine-month period ended September 30, 2010, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by any Credit Party since December 31, 2009 and prior to the Effective Date, present fairly, in all material respects, the financial position and results of operations and cash flows of Time Warner and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.
          (c) Since December 31, 2009, there has been no material adverse change in the business, assets, operations or financial condition of Time Warner and its consolidated Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Such Borrower and each of the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for defects in title or interests that could not reasonably be expected to result in a Material Adverse Effect.
          (b) Such Borrower and each of the Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower or any of the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any of the Restricted Subsidiaries (i) which could reasonably be expected to be adversely determined and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
          (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) neither such Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability and (y) such Borrower has no knowledge of any basis for any Environmental Liability on the part of any of the Restricted Subsidiaries.
          SECTION 3.07. Compliance with Laws and Agreements. Such Borrower and each of the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.
          SECTION 3.08. Government Regulation. Neither such Borrower nor any of the Restricted Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (b), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.09. Taxes. Such Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it or as part of the consolidated group of which it is a member, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.11. Disclosure. As of the Effective Date, all information heretofore or contemporaneously furnished by or on behalf of such Borrower or any of the Restricted Subsidiaries (including all information contained in the Credit Documents and the annexes, schedules and other attachments to the Credit Documents, but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by any Credit Party since December 31, 2009, is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, including any annexes or schedules thereto, by or on behalf of such Borrower or any of the Restricted Subsidiaries to or on behalf of any Lender is and will be (as of their respective dates and the Effective Date), true and accurate in all material respects and not incomplete by omitting to state a material fact necessary to make such information not misleading at such time. There is no fact of which such Borrower is aware that has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which such Borrower is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present business, operations and assets of such Borrower or any of its Subsidiaries, the Credit Documents and the transactions referred to therein are true and correct in all material respects.
ARTICLE IV
CONDITIONS
          SECTION 4.01. Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
     (a) Credit Documents. The Administrative Agent (or its counsel) shall have received (i) this Agreement executed and delivered by each party hereto and (ii) the Guarantee, executed and delivered by each of the Guarantors.
     (b) Opinion of Counsel. The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Cravath, Swaine & Moore LLP, counsel for the Credit Parties, (ii) in-house counsel to the Credit Parties, and (iii) Simpson Thacher & Bartlett LLP, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Credit Parties hereby request each such counsel to deliver such opinions.

     (c) Closing Certificate. The Administrative Agent shall have received a certificate from each Credit Party, in form and substance reasonably satisfactory to the Administrative Agent, dated the Effective Date and signed by the president, a vice president, a financial officer or an equivalent officer of such Credit Party, including, in the case of any Borrower, confirmation of compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
     (d) Fees. The Borrowers shall have paid all fees required to be paid on or before the Effective Date by the Borrowers in connection with the revolving credit facilities provided for in this Agreement.
     (e) Existing Five-Year Credit Agreement. All Indebtedness outstanding under the Existing Five-Year Credit Agreement (other than letters of credit deemed issued on the Effective Date pursuant to Section 2.05(j)) shall have been repaid or otherwise discharged or shall be concurrently repaid or otherwise discharged on the Effective Date, together with all interest thereon and other amounts owing in respect thereof, and all commitments thereunder shall have been terminated or concurrently terminated in their entirety on the Effective Date.
     (f) Authorizations, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, where applicable, good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
     (g) U.S.A. PATRIOT Act. On the Effective Date, any Lender that so requests shall have received, through the Administrative Agent or Time Warner, such U.S.A. PATRIOT Act information as is required under Section 9.15 and has been requested at least five Business Days prior to the Effective Date.
          Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.01 unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of the Credit Parties set forth in the Credit Documents (other than those set forth in Sections 3.04(c), 3.06 and 3.10 on any date other than the Effective Date) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the applicable matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until all the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full) and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower (for itself and the Restricted Subsidiaries) covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. Time Warner will furnish to the Administrative Agent at its New York office (who will distribute copies to each Lender):
     (a) within 105 days after the end of each fiscal year of Time Warner (including the fiscal year ending December 31, 2010), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year and its unaudited Adjusted Financial Statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, (i) in the case of the audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Time Warner and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of the Adjusted Financial Statements, certified by one of Time Warner’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Time Warner and the consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that (x) so long as no Event of Default has occurred and is continuing, Time Warner shall not be required to furnish Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on Time Warner’s financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal year and (y) in no case shall the Borrower be required to deliver any financial statements of any Guarantor to any Lender;

     (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Time Warner, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows and its unaudited Adjusted Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of Time Warner’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Time Warner and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; provided that (x) so long as no Event of Default has occurred and is continuing, Time Warner shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries (other than any such Unrestricted Subsidiaries that are already treated as equity investments on Time Warner’s financial statements) on a combined basis would not have constituted a Material Subsidiary for such fiscal quarter and (y) in no case shall the Borrower be required to deliver any financial statements of any Guarantor to any Lender;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Time Warner (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02(a) and 6.03(a) and (j) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, which has not been previously disclosed by Time Warner pursuant to this paragraph (c), and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the SEC or with any national securities exchange, or distributed by any Company to its security holders generally, as the case may be (other than registration statements on Form S-8, filings under Section 16(a) or 13(d) of the Exchange Act and routine filings related to employee benefit plans); and
     (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Time Warner or any of its Subsidiaries, including information necessary to carry out “know your customer” requirements, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that Time Warner and such Subsidiaries shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).
          Information required to be delivered pursuant to paragraphs (a), (b) and (d) shall be deemed to have been delivered on the date on which Time Warner provides notice to the Administrative Agent, or as the case may be the Administrative Agent gives notice to the Lenders, that such information has been posted on Time Warner’s website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that Time Warner shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests Time Warner to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.
          The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Debtdomain or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). The Borrowers hereby agree that so long as the Borrowers or any of their Affiliates is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) the Borrowers shall act in good faith to ensure that all Borrower Materials that contain only publicly available information regarding the Borrowers and their business are clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as containing only public information with respect to the Borrowers and their business; (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent shall be responsible for keeping any Borrower Materials that are not marked “PUBLIC” outside the portion of the Platform designated “Public Investor”. Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC”.
          SECTION 5.02. Notices of Material Events. Such Borrower will furnish to the Administrative Agent (who will distribute copies to the Lenders) prompt written notice of the following, upon any such event becoming known to any Responsible Officer of such Borrower:
        (a) the occurrence of any Default;
        (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting such Borrower or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
        (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to Time Warner and its Subsidiaries in an aggregate amount exceeding $200,000,000; and
        (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of such Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. Such Borrower will, and will cause each of the Restricted Subsidiaries which are Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.
          SECTION 5.04. Payment of Obligations. Such Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05. Maintenance of Properties; Insurance. Such Borrower will, and will cause each of the Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice, a program of self-insurance for first or other loss layers may be utilized).
          SECTION 5.06. Books and Records; Inspection Rights. Such Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Such Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of such Borrower is present, or such Borrower has consented to the absence of such a representative, independent accountants (in each case subject to such Borrower’s or the Restricted Subsidiaries’ obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested.
          SECTION 5.07. Compliance with Laws. Such Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for working capital needs and other general corporate purposes of Time Warner and its Subsidiaries, including the repayment of indebtedness of existing and future Subsidiaries of any of the Borrowers, repurchases of the Capital Stock of Time Warner or any of its Subsidiaries, and for commercial paper backup. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
          SECTION 5.09. Fiscal Periods; Accounting. Such Borrower will keep the same financial reporting periods as are in effect on the date hereof.
ARTICLE VI
NEGATIVE COVENANTS
          Until all the Commitments have expired or terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full) and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees (for itself and the Restricted Subsidiaries) with the Lenders that:
          SECTION 6.01. Consolidated Leverage Ratio. The Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of Time Warner (including the fiscal quarter ending March 31, 2011) will not exceed 4.50 to 1.00.
          SECTION 6.02. Indebtedness. Time Warner will not permit any of the Restricted Subsidiaries (other than a Credit Party) to, create, incur, assume or permit to exist any Indebtedness, except:
        (a) with respect to all such Restricted Subsidiaries, Indebtedness of up to an aggregate principal amount of $2,500,000,000 at any time outstanding;
        (b) Indebtedness of any such Restricted Subsidiary to a Borrower or any Subsidiary;
        (c) Guarantee Obligations of any such Restricted Subsidiary with respect to Indebtedness of a Borrower or any wholly owned Restricted Subsidiary;
        (d) Indebtedness of any such Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any property, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such property or secured by a Lien on any such property prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (d) with respect to any such property shall not exceed 110% of the purchase price for, or the cost of construction or improvement of, such property;
        (e) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) such Indebtedness does not, directly or indirectly, have recourse (including by way of setoff) to Time Warner or any of the Restricted Subsidiaries or any asset thereof other than to the Person so acquired and its Subsidiaries and the assets of the Person so acquired and its Subsidiaries; and
        (f) Film Financings.
          SECTION 6.03. Liens. Such Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
        (a) any Lien on any property or asset of Time Warner or any Subsidiary existing on the date hereof; provided that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewal and replacements thereof that do not increase the outstanding principal amount thereof and such Liens do not secure an aggregate principal amount of Indebtedness in excess of $200,000,000 or apply to property or assets of Time Warner and the Restricted Subsidiaries in excess of $200,000,000;
        (b) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
        (c) Liens on property acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.02, (ii) the Indebtedness secured thereby does not exceed 110% of the cost of acquiring, constructing or improving such property and (iii) such security interests shall not apply to any other property or assets of the any Borrower or any of its Subsidiaries;
        (d) Liens to secure Film Financings; provided that such Liens shall extend only to the property or assets acquired with such Film Financing;
        (e) any Copyright Liens securing obligations specified in the definition thereof;

        (f) Liens securing Indebtedness of any Borrower or any Restricted Subsidiary and owing to such Borrower or to a Restricted Subsidiary of such Borrower;
        (g) Liens on interests in or investments in any Unrestricted Subsidiary or in any other Person that is not a Subsidiary of Time Warner securing Indebtedness of such Unrestricted Subsidiary or such other Person;
        (h) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;
        (i) Liens incidental to the ordinary conduct of such Borrower’s business or the ownership of its assets which were not incurred in connection with the borrowing of money, such as carrier’s, warehousemen’s, materialmen’s, landlord’s and mechanic’s liens, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the ordinary course of its business; and
        (j) other Liens in respect of property or assets of Time Warner or any Restricted Subsidiary so long as at the time of the securing of any obligations related thereto, the aggregate principal amount of all such secured obligations does not exceed 5% of the Consolidated Total Assets of Time Warner at such time (it being understood that any Lien permitted under any other clause in this Section 6.03 shall not be included in the computation described in this paragraph).
          SECTION 6.04. Mergers, Etc. Such Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of such Borrower’s consolidated assets, or all or a substantial portion of the stock of all of the Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of such Borrower and the Restricted Subsidiaries shall not have been altered in a fundamental and substantial manner from that conducted by them, taken as a whole, immediately prior to the Effective Date; provided that (i) Time Warner shall not merge into or consolidate with such other Person, unless Time Warner shall survive such consolidation or merger, (ii) TWIFL shall not merge into or consolidate with such other Person, unless TWIFL or Time Warner shall survive such consolidation or merger and (iii) a Borrower shall not liquidate or dissolve (except that TWIFL may liquidate or dissolve into Time Warner) or permit any Guarantor to liquidate or dissolve except into a Borrower or another Guarantor.
          SECTION 6.05. Investments. Such Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, make any Investment (other than any Investment in the ordinary course of the operation of its business) if, before or after giving effect to the commitment thereto on a pro forma basis, an Event of Default shall have occurred and be continuing.

          SECTION 6.06. Restricted Payments. Such Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except such Borrower may (a) declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (b) make Restricted Payments so long as after giving effect to the making of such Restricted Payment, no Event of Default shall have occurred and be continuing on a pro forma basis.
          SECTION 6.07. Transactions with Affiliates. Such Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any material transaction with any of its Affiliates, except (a) transactions entered into prior to the date hereof or contemplated by any agreement entered into prior to the date hereof, (b) in the ordinary course of business or at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (c) transactions between or among the Borrowers, between or among such Borrower and the Restricted Subsidiaries or between or among Restricted Subsidiaries, (d) any arrangements with officers, directors, representatives or other employees of such Borrower and its Subsidiaries relating specifically to employment as such and (e) transactions that are otherwise permitted by this Agreement.
          SECTION 6.08. Unrestricted Subsidiaries. (a) Schedule 6.08 sets forth those Subsidiaries that have been designated as Unrestricted Subsidiaries as of the date hereof, which Subsidiaries do not include any Guarantor or a Borrower. A Borrower may designate any other of its Subsidiaries (other than a Borrower or a Guarantor) as Unrestricted Subsidiaries from time to time in compliance with the provisions of this Section 6.08. Such Borrower will not designate any of its Subsidiaries as an Unrestricted Subsidiary unless at the time such Subsidiary is designated as an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officers’ Certificate delivered to the Administrative Agent at the time of such designation. Such Officers’ Certificate also shall state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.
          (b) A Borrower may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary from time to time in compliance with the provisions of this Section 6.08. Such Borrower will not designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary, unless at the time such Unrestricted Subsidiary is so designated or redesignated as a Restricted Subsidiary, after giving effect to such designation or redesignation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officer’s Certificate delivered to the Administrative Agent at the time of such designation or redesignation.
ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
        (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;
     (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.03 (with respect to such Borrower’s existence) or in Article VI;
     (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in the Credit Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to any Borrower;
     (f) any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) any Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 (to the extent not covered by insurance) shall be rendered against any Borrower, any Material Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditor’s, exceeds $200,000,000) to attach or levy upon any assets of any Borrower or any Material Subsidiary to enforce any such judgment, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal;
     (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events (with respect to which a Borrower has a liability which has not yet been satisfied) that have occurred, could reasonably be expected to result in a Material Adverse Effect;
     (m) except as otherwise permitted by this Agreement, the Guarantee shall cease, for any reason, to be in full force and effect with respect to any Guarantor or any Credit Party shall so assert; or
     (n) a Change in Control shall occur;
then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Time Warner, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of any Borrower accrued hereunder (including all amounts of LC Exposure, whether or not the beneficiary of the then outstanding Letters of Credit shall have presented the documents required therein), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of any Borrower accrued hereunder (including all amounts of LC Exposure, whether or not the beneficiary of the then outstanding Letters of Credit shall have presented the documents required therein), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent for the benefit of the Issuing Banks and the Five-Year Lenders, an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Credit Documents, if any. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in Cash Equivalents, or upon mutual consent of the Borrowers and the Administrative Agent, any other investment (in each case at the Borrowers’ risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).
ARTICLE VIII
THE AGENTS
          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or, if so specified by this Agreement, all the Lenders) and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all the Lenders, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Borrower, or a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Credit Documents or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message) believed by it to be genuine and to have been signed, sent or otherwise authenticated by a proper Person. An initial list of the proper Persons with respect to the Borrowers appears on Schedule 8. Schedule 8 shall not be altered except in writing by a Person appearing thereon (or by a successor to such Person occupying the equivalent office). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon so long as such statement, in the case of a Borrowing Request, complies with the requirements of Section 2.03 in all material respects (it being understood that oral notices of borrowing will be confirmed in writing by such Borrower in accordance with Section 2.03). In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor; provided that the predecessor Administrative Agent shall pay the unearned portion of any fees paid in advance to either the successor Administrative Agent or the Borrowers. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
          Any resignation by Citibank, N.A. as Administrative Agent pursuant to this Article VIII shall also constitute its resignation as a Swingline Lender. Upon the acceptance of a successor’s appointment as a Swingline Lender the retiring Swingline Lender shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.
          The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Commitments in effect (or at any time after the Commitments have terminated, their Revolving Credit Exposures) on the date on which indemnification is sought under this Article VIII (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitments (or, if the Commitments have terminated earlier, their Revolving Credit Exposures) immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the Loans and all other amounts payable hereunder.
          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
          The Joint-Lead Arrangers, Joint Bookrunners, Co-Syndication Agents and Co-Documentation Agents shall not have any duties or responsibilities under any Credit Document in their capacity as such.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or sent by electronic communication (including electronic mail and Internet or intranet websites), as follows:
     (i) if to Time Warner, to it at One Time Warner Center, New York, NY 10019, Attention of Chief Financial Officer (Facsimile No. (212) 484-7175), with copies to its General Counsel (Facsimile No. (212) 484-7167) and its Treasurer (Facsimile No. (212) 484-7151);
     (ii) if to TWIFL, to it at Time Warner House, 44 Great Marlborough Street, London, W1F 7JL, Attention of Tracey Mundy (Facsimile No. 44-020-7437-4497), with copies to Time Warner as specified above;
     (iii) if to the Administrative Agent, to Citibank, N.A., 1615 Brett Road OPS III, New Castle, DE 19720, Attention of Bank Loan Syndications (Facsimile No. (212) 994-0961: glagentoofficeops@citigroup.com), with a copy to (i) Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention of Robert Parr (Facsimile No. (646) 291-1783); (ii) in the case of a Eurocurrency Borrowing, Citibank, N.A., London Branch, Citigroup Centre, Canary Wharf, London E14 5LB, Attention of Loan Agency (Facsimile No. 44-20-8636-3824); and (iii) in the case of a Yen Loan, Citibank, N.A., Tokyo

Branch, Akasaka Park Building 5F, 2-20 Akasaka 5-chome, Minatoku, Tokyo 107-6105, Attention of Agency, Corporate Finance (Facsimile No. 813-3560-9391);
     (iv) if to a Swingline Lender, to it as may be provided by such Swingline Lender from time to time;
     (v) if to an Issuing Bank, to it as may be provided by such Issuing Bank from time to time; and
     (vi) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received prior to or during the recipient’s normal business hours.
          (b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that (i) nothing in this paragraph (b) shall modify the Agent Parties’ respective obligations pursuant to Section 9.12, and (ii) in no event shall any Agent Party have any liability to any Lender or any Issuing Bank for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          SECTION 9.02. Waivers; Amendments; Release of Subsidiary Guarantors. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) amend, waive, modify or otherwise change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (iii) subject to paragraph (c) below, release any Guarantor under the Guarantee without the written consent of each Lender or (iv) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that, with or without the agreement or consent of the Required Lenders, an agreement or agreements may (y) reduce the principal amount of any Loan, reduce the rate of interest thereon or reduce any fees payable hereunder, with (but only with) the written consent of each Lender directly affected thereby or (z) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment of either Class, with (but only with) the written consent of each Lender directly affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank, any Swingline Lender or any Yen Fronting Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank, such Swingline Lender or such Yen Fronting Lender, as the case may be. It is understood and agreed that the Borrowers shall be permitted to cause additional Affiliates to, directly or indirectly, guarantee Obligations of the Borrowers without the consent of any Lender or the Administrative Agent.
          (c) Any term or provision of any Credit Document to the contrary notwithstanding, a Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee, and the guaranty of such Subsidiary Guarantor shall be automatically released, upon receipt by the Administrative Agent of a certificate of a Responsible Officer of Time Warner certifying that such Subsidiary Guarantor has no outstanding Indebtedness for Borrowed Money as of the date of such certificate, other than any other guarantee of Indebtedness for Borrowed Money that will be released concurrently with the release of such guaranty. In connection with any such release, the Administrative Agent shall execute and deliver to Time Warner or the applicable Subsidiary Guarantor, at Time Warner’s expense, all documents and shall take all such actions as are reasonably requested by Time Warner to evidence such release and to effect the release of such Subsidiary Guarantor’s guaranties and other obligations contained in the Guarantee. The execution and delivery of documents pursuant to this Section shall be without recourse to or representation or warranty by the Administrative Agent.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents, the Issuing Banks or the Lenders, including the reasonable fees, charges and disbursements of any counsel for the Agents, the Issuing Banks or the Lenders in connection with the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, it being understood that the Agents, the Issuing Banks and the Lenders shall use, and the Borrowers shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.
          (b) The Borrowers shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of, or the proposed use of, the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee (or a Related Party of such Indemnitee).
          (c) To the extent that any of the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, an Issuing Bank, a Swingline Lender or a Yen Fronting Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank, such Swingline Lender or such Yen Fronting Lender, as the case may be, such Lender’s pro rata share (which shall be a percentage equal to the sum of such Lender’s Three-Year Commitments and Five-Year Commitments divided by the sum of the Three-Year Commitments and Five-Year Commitments of all the Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought; provided that if the Commitments of either Class have terminated, such percentage shall be based upon the Revolving Credit Exposures of such Class instead of the Commitments of such Class) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank, such Swingline Lender or such Yen Fronting Lender in its capacity as such.
          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except in accordance with Section 6.04 (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender other than a Conduit Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of either Class and the Loans of such Class at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of Time Warner and the Administrative Agent and (x) each Swingline Lender (but only in the case of an assignment of all or a portion of a Five-Year Commitment in respect of Swingline Exposure), (y) each Issuing Bank that has issued Letters of Credit hereunder having an aggregate face amount in excess of $15,000,000 at the time of such assignment (but only in the case of an assignment of all or a portion of a Five-Year Commitment in respect of LC Exposure) or (z) (i) each Three-Year Yen Fronting Lender (but only in the case of an assignment of all or a portion of a Three-Year Commitment in respect of Yen Exposure) or (ii) each Five-Year Yen Fronting Lender (but only in the case of an assignment of all or a portion of a Five-Year Commitment in respect of Yen Exposure) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender’s Commitment of either Class, each assignment of Commitments of either Class shall not be less than an aggregate principal amount of $15,000,000, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender’s Commitment of either

Class, the remaining amount of the Commitment of such Class of the assigning Lender after giving effect to such assignment shall not be less than $15,000,000 unless, in the case of clauses (ii) or (iii), each of Time Warner and the Administrative Agent otherwise consents, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of the applicable Class, (v) except in the case of an assignment to an Affiliate of the assigning Lender on or about the Effective Date, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of Time Warner otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender of the applicable Class under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations in respect of the applicable Class under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall (i) continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03) and (ii) continue to be subject to the confidentiality provisions hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in respect of the applicable Class in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of any Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section.
          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans (identifying whether any such Loans are Specified Loans) and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.
          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (e) Any Lender other than a Conduit Lender may, without the consent of any Borrower, the Administrative Agent or the Swingline Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment of either Class and the Loans of either Class owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first and second provisos to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(g) as though it were a Lender.
          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          (h) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.
          (i) Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender or any Affiliate of such Lender that is primarily engaged in commercial banking activities and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Credit Parties (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all the obligations of any of the Credit Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, Time Warner is given prior notice to the extent such prior notice is permissible under the circumstances and an opportunity to object to such disclosure, (d) to any other party to this Agreement for purposes directly related to the Credit Documents, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrowers containing provisions substantially the same as those of this Section, to any (i) assignee (or Conduit Lender) of or Participant in, or any prospective assignee (or Conduit Lender) of or Participant in, any of its rights or obligations under this Agreement or (ii) counterparty to a hedging agreement relating to the Borrowers and their obligations (or such contractual counterparty’s professional advisor), (g) with the consent of Time Warner or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers or their Affiliates. For the purposes of this Section, “Information” means all information received from one or more of the Borrowers or their Subsidiaries, whether oral or written, relating to the Borrowers, their Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by one or more of the Borrowers; provided that, in the case of information received from one or more of the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including in accordance with Regulation FD as promulgated by the SEC.
          SECTION 9.13. Acknowledgments. Each Borrower hereby acknowledges that:
        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
        (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to any Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.
          SECTION 9.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each of the applicable Borrowers in respect of any such sum due from it to either the Administrative Agent or any Lender hereunder or under any other Credit Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally adjudged to be due to the Administrative Agent or such Lender in the Agreement Currency (as converted on the date of final judgment), the Borrowers agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally adjudged to be due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law). The obligations of the Borrowers contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
          SECTION 9.15. USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
          SECTION 9.16. Waiver of Prior Notice of Termination Under Existing Credit Agreement. By its execution of this Agreement, each Lender that is a party to the Existing Credit Agreement hereby waives any requirement thereunder for prior notice of the termination of the commitments thereunder and prepayment of any loans outstanding thereunder; provided that such notice is given to the administrative agent thereunder on the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TIME WARNER INC.

By	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President and Treasurer

TIME WARNER INTERNATIONAL FINANCE LIMITED

By	/s/ Stephen N. Kapner

Name: Stephen N. Kapner
Title: Director

CITIBANK, N.A.,
as Administrative Agent and as a Lender,

By	/s/ Carolyn A. Kee

Name: Carolyn A. Kee
Title: Vice President

BANK OF AMERICA, N.A., as a Lender,
By	/s/ Michael Makaitis
	Name:	Michael Makaitis
	Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender,
By	/s/ Jose Carlos
	Name:	Jose Carlos
	Title:	Authorized Signatory

BARCLAYS BANK PLC, as a Lender,
By	/s/ Kevin Cullen
	Name:	Kevin Cullen
	Title:	Authorized Signatory

BNP PARIBAS, as a Lender,
By	/s/ Gregory R. Paul
	Name:	Gregory R. Paul
	Title:	Managing Director

By	/s/ Nuala Marley
	Name:	Nuala Marley
	Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender,
By	/s/ Andreas Neumeier
	Name:	Andreas Neumeier / Managing Director
	Title:	Authorized Signatory

By	/s/ Yvonne Tilden
	Name:	Yvonne Tilden / Director
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender,
By	/s/ Tina Ruyter
	Name:	Tina Ruyter
	Title:	Executive Director

THE ROYAL BANK OF SCOTLAND PLC, as a Lender,
By	/s/ Alex Daw
	Name:	Alex Daw
	Title:	Authorized Signatory

WELLS FARGO BANK, N.A., as a Lender,
By	/s/ Donald Schwartz
	Name:	Donald Schwartz
	Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender,
By	/s/ Tanya Crossley
	Name:	Tanya Crossley
	Title:	Managing Director

By	/s/ David Christiansen
	Name:	David Christiansen
	Title:	Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender,
By	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Authorized Signatory

By
Name:
Title:

SOVEREIGN BANK, as a Lender,
By	/s/ Robert D. Langan
	Name:	Robert D. Langan
	Title:	Senior Vice President

By
Name:
Title:

SUMITOMO MITSUI BANKING CORP., as a Lender,
By	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	Executive Officer

By
Name:
Title:

UBS LOAN FINANCE LLC, as a Lender,
By	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services US

By	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services US

THE BANK OF NOVA SCOTIA, as a Lender,
By	/s/ Brenda S. Insull
	Name:	Brenda S. Insull
	Title:	Authorized Signatory

By
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Lender,
By	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Director

By	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

GOLDMAN SACHS BANK USA, as a Lender,
By	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

By
Name:
Title:

MORGAN STANLEY BANK, N.A., as a Lender,
By	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Authorized Signatory

By
Name:
Title:

THE BANK OF NEW YORK MELLON, as a Lender,
By	/s/ Thomas J. Tarasovich, Jr.
	Name:	Thomas J. Tarasovich, Jr.
	Title:	Vice President

By
Name:
Title:

LLOYDS TSB BANK PLC, as a Lender,
By	/s/ Deborah Carlson
	Name:	Deborah Carlson
	Title:	Director Corporate Banking USA C103

By	/s/ Windsor R. Davies
	Name:	Windsor R. Davies
	Title:	Managing Director Corporate Banking USA D061

SVENSKA HANDELSBANKEN AB (PUBL.), NEW YORK BRANCH, as a Lender,
By	/s/ Mark Emmett
	Name:	Mark Emmett
	Title:	Vice President

By	/s/ Richard Johnson
	Name:	Richard Johnson
	Title:	Senior Vice President

THE ROYAL BANK OF SCOTLAND N.V., as an Issuing Bank,
By	/s/ Michele Costello
	Name:	Michele Costello
	Title:	Director Authorized Signatory

SCHEDULE 1.01
CALCULATION OF MANDATORY COST
The mandatory cost rate referred to in the definition of “Pound Sterling Overnight Rate” and the “Pound Sterling Quoted Rate” in Section 1.01 of the Credit Agreement will be the rate determined by the Administrative Agent (rounded upward, if necessary, to four decimal places) in accordance with the following formula (expressed as a percentage per annum):
CL + S(L – Z) + 0.01F
100 – (C + S)
Where on the day of application of the formula:
C	The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of each of the Reference Bank’s Eligible Liabilities (above any stated minimum).

F	The amount of Pound Sterling per £1,000,000 of the fee base of each Reference Bank payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

L	The rate of interest per annum at which Pound Sterling deposits of an amount comparable to the Borrowing or other amount are offered by each Reference Bank to leading banks in the London interbank market at or about 11:00 a.m. on the date of calculation for a period comparable to the period for which the Mandatory Cost is to be calculated; or

The Pound Sterling Overnight Rate for the relevant day as calculated without taking into account the Mandatory Cost is the rate of interest (less margin and the Mandatory Cost) payable on that day on the related Borrowing pursuant to clause Section 2.12 of this Agreement.

S	The amount required to be placed as Special Deposits with the Bank of England, expressed as a percentage of each of the Reference Bank’s Eligible Liabilities (above any stated minimum).

Z	The lower of L and the rate of interest per annum paid by the Bank of England on Special Deposits at or about 11:00 a.m. on the date of calculation.

For the purposes of calculating the Mandatory Cost:
(i)	C, L, S and Z are included in the formula as numbers and not as percentages, e.g., if C = 0.15% and L= 7%, CL is calculated at 0.15 x 7;

(ii)	the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

(iii)	each amount is rounded up to the nearest four decimal places; and

(iv)	if the formula produces a negative percentage, the percentage shall be taken as zero.
If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other fiscal, monetary or governmental authority or agency (including the European Central Bank), which in the Administrative Agent’s reasonable opinion make the above formula (or any element thereof, or any defined term used therein) no longer appropriate, the Administrative Agent (following consultation with the Borrowers and the Required Lenders) shall be entitled by notice to the Borrowers to stipulate such other formula as shall be suitable to apply in substitution for the above formula. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.
For the purposes of this Schedule:
“Bank of England Act” means the Bank of England Act 1998;

“Eligible Liabilities” has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as in force on the date of application of the formula;

“Fee Base” has the meaning given to that term in the Fees Regulations;

“Fees Regulations” means the Banking Supervision (Fees) Regulations 2001 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

“Special Deposits” has the meaning given to that term by the Bank of England on the date of application of the formula.
Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or reenacted from time to time.

SCHEDULE 2.01
COMMITMENTS

Lender	Three-Year Commitment	Five-Year Commitment
Citibank, N.A.	175,000,000	175,000,000
Bank of America, N.A.	175,000,000	175,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	175,000,000	175,000,000
Barclays Bank PLC	175,000,000	175,000,000
BNP Paribas	175,000,000	175,000,000
Deutsche Bank AG New York Branch	175,000,000	175,000,000
JPMorgan Chase Bank, N.A.	175,000,000	175,000,000
The Royal Bank of Scotland plc	175,000,000	175,000,000
Wells Fargo Bank, N.A.	175,000,000	175,000,000
Credit Agricole Corporate and Investment Bank	112,500,000	112,500,000
Mizuho Corporate Bank, Ltd.	112,500,000	112,500,000
Sovereign Bank (Santander)	112,500,000	112,500,000
Sumitomo Mitsui Banking Corp.	112,500,000	112,500,000
UBS Loan Finance LLC	112,500,000	112,500,000
The Bank of Nova Scotia	62,500,000	62,500,000
Credit Suisse AG	62,500,000	62,500,000
Goldman Sachs Bank USA	62,500,000	62,500,000
Morgan Stanley Bank, N.A.	62,500,000	62,500,000

Lender	Three-Year Commitment	Five-Year Commitment
The Bank of New York Mellon	37,500,000	37,500,000
Lloyds TSB Bank plc	37,500,000	37,500,000
Svenska Handelsbanken AB (publ.), New York Branch	37,500,000	37,500,000

SUB-TOTALS	$ 2,500,000,000.00	$ 2,500,000,000.00

TOTAL	$ 5,000,000,000.00

SCHEDULE 2.03(A)

A borrowing notice (pursuant and
subject to Section 2.03 or
	Section 2.04, as applicable) or an	Prepayment notice
	interest election (pursuant to Section	(pursuant to Section 2.10)
Loan Type:	2.07) must be given not later than:	must be given not later than:
REVOLVING LOANS
Any Eurocurrency Borrowing	11:00 a.m. New York City time three (3) Business Days before the date of the proposed Borrowing.	12:00 p.m. New York City time three (3) Business Days before the date of prepayment.

Alternate Base Rate Borrowing	10:00 a.m. New York City time on the Business Day of the proposed Borrowing.	12:00 p.m. New York City time one (1) Business Day before the date of prepayment.

Pound Sterling Overnight Rate Borrowing	10:00 a.m. London time one (1) Business Day before the date of the proposed Borrowing.	12:00 p.m. London time one (1) Business Day before the date of prepayment.

Euro Overnight Rate Borrowing	10:00 a.m. London time on the Business Day of the proposed Borrowing (subject to the limitation in Section 2.03).	12:00 p.m. London time one (1) Business Day before the date of prepayment.

TIBOR Borrowing	11:00 a.m. Tokyo time three (3) Business Days before the date of the proposed Borrowing.	12:00 p.m. Tokyo time three (3) Business Days before the date of prepayment.

SWINGLINE LOANS
Alternate Base Rate Borrowing	2:00 p.m. New York City time on the Business Day of the proposed Borrowing.

Pound Sterling Overnight Rate or Euro Overnight Borrowing	10:00 a.m. London time on the Business Day of the proposed Borrowing.	12:00 p.m. London time one (1) Business Day before the date of prepayment.

Pound Sterling Quoted Rate or Euro Quoted Rate Borrowing	3:00 p.m. London time on the Business Day of the proposed Borrowing.	12:00 p.m. London time one (1) Business Day before the date of prepayment.

SCHEDULE 6.08
UNRESTRICTED SUBSIDIARIES
1. TBS Funding Corp.
2. TW Receivables, Inc.
3. Sellers, LLC
4. Witty, LLC
5. 281 LLC
6. Conspire, LLC
7. Stormy, LLC
8. Bandy, LLC
9. Umbria, LLC
10. LIS Distribution, Inc.
11. Love and War Distribution, Inc.
12. Starter LLC
13. Like It LLC

SCHEDULE 8
LIST OF PROPER PERSONS

Name	Title
John K. Martin, Jr.	Executive Vice President, Chief
Financial and Administrative Officer
Edward B. Ruggiero	Senior Vice President and Treasurer
Daniel J. Happer*	Vice President and Assistant Treasurer
Stephen N. Kapner*	Vice President and Assistant Treasurer
Eric Schott*	Vice President and Assistant Treasurer

*	The Administrative Agent may act upon verbal instructions from Mr. Happer, Mr. Kapner or Mr. Schott, which will be followed by written confirmation from one of the other above-named officers.

EXHIBIT A
FORM OF
ASSIGNMENT AND ACCEPTANCE
          Reference is made to the Credit Agreement, dated as of January 19, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TIME WARNER INC., TIME WARNER INTERNATIONAL FINANCE LIMITED, the Lenders party thereto and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:
          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to the amount set forth on Schedule 1 hereto for the Commitments of the applicable Class and Revolving Credit Exposure of the applicable Class of the Assignor on the Effective Date of this Assignment and Acceptance.
          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers, any of their Affiliates or any other obligor or the performance or observance by any of the Borrowers, any of their Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Documents or any other instrument or document furnished pursuant hereto or thereto.
          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its

 2
behalf and to exercise such powers and discretion under the Credit Agreement and other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender of the applicable Class.
          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent (and Time Warner, the Swingline Lender and the Issuing Bank, to the extent required by Section 9.04(b) of the Credit Agreement) for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent). The Administrative Agent shall keep records of this Assignment and Acceptance in accordance with Section 9.04(d) of the Credit Agreement.
          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.
          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender of the Applicable Class thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
          7. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance with respect to the
Credit Agreement, dated as of January 19, 2011
among TIME WARNER INC., TIME WARNER INTERNATIONAL FINANCE LIMITED, the
Lenders party thereto and CITIBANK, N.A.,
as administrative agent (in such capacity, the “Administrative Agent”)

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Amount of Three-Year Commitments
and Three-Year Revolving Credit	[Amount of Three-Year Yen
Exposure Assigned	Commitments Assigned

$	$ ]

Amount of Five-Year Commitments and
Five-Year Revolving Credit Exposure	[Amount of Five-Year Yen Commitments
Assigned	Assigned

$	$ ]

[Name of Assignee]		[Name of Assignor]

By:		By:
	Title:		Title:

2

Accepted for Recordation in the Register:	Required Consents (if any):

CITIBANK, N.A., as	[TIME WARNER INC.
Administrative Agent

By:	By:
Title:	Title:]

[ , as
Swingline Lender

By:
Title:]

[ , as
Issuing Bank

By:
Title:]

EXHIBIT B
FORM OF GUARANTEE
          GUARANTEE, dated as of January 19, 2011 (as amended, supplemented or otherwise modified from time to time, this “Guarantee”), made by TIME WARNER INC., a Delaware corporation (“Time Warner”), HISTORIC TW INC., a Delaware corporation (“Historic TW”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”) and HOME BOX OFFICE, INC., a Delaware corporation (“HBO”) (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Credit Agreement, dated as of January 19, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Time Warner, TIME WARNER INTERNATIONAL FINANCE LIMITED (“TWIFL”), the Lenders and the Administrative Agent.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans and other extensions of credit to the Borrowers under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and
          WHEREAS, each Guarantor is an affiliate of one or more of the Borrowers under the Credit Agreement, and it is to the advantage of each Guarantor that the Lenders make the Loans and other extensions of credit to the Borrowers under the Credit Agreement.
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans and other extensions of credit to the Borrowers under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
          1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     (b) As used herein, “Designated Borrowers” means Time Warner and TWIFL.
     (c) As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of each Designated Borrower to the Administrative Agent, the Swingline Lenders, the Issuing Banks, the Yen Fronting Lenders and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the

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Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either one or both of the Designated Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Letter of Credit or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Swingline Lenders, the Issuing Banks, the Yen Fronting Lenders and the Lenders that are required to be paid by either one or both of the Designated Borrowers pursuant to the terms of the Credit Agreement or any other Credit Document).
     (d) As used herein, “Reimbursement Obligations” means the obligation of a Designated Borrower to reimburse the Issuing Banks pursuant to Section 2.05(e) of the Credit Agreement for amounts drawn under Letters of Credit.
     (e) As used herein, “Historic TW Obligations” has the meaning assigned to such term in Section 2(c) of this Guarantee.
     (f) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.
     (g) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
           2. Guarantees. (a) Historic TW hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Designated Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
     (b) Time Warner hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by TWIFL when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of TWIFL.
     (c) Each of TBS and HBO hereby, jointly and severally, unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Historic TW when due (whether at the stated

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maturity, by acceleration or otherwise) of its obligations and liabilities under this Guarantee (the “Historic TW Obligations”), including under Section 2(a) hereof.
     (d) This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is cash collateralized in accordance with Section 2.05(c) of the Credit Agreement) and the Commitments of each Class are terminated, notwithstanding that from time to time prior thereto either one or both of the Designated Borrowers may be free from any Obligations.
     (e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.
     (f) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable Federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 3 hereof).
     (g) No payment or payments made by either of the Designated Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from either of the Designated Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations and, in the case of TBS and HBO, the Historic TW Obligations, up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is cash collateralized in accordance with Section 2.05(c) of the Credit Agreement) and the Commitments of each Class are terminated.
          3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.
          4. Right of Setoff. (a) Historic TW hereby authorizes each Lender at any time and from time to time when any amounts owed by either one or both of the Designated

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Borrowers under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Historic TW (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all of the obligations of Historic TW to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify Historic TW promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     (b) Time Warner hereby authorizes each Lender at any time and from time to time when any amounts owed by TWIFL under the Credit Agreement are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Time Warner (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all of the obligations of Time Warner to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify Time Warner promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     (c) Each of TBS and HBO hereby authorizes each Lender at any time and from time to time when any amounts owed by Historic TW under this Guarantee are due and payable and have not been paid (taking into account any applicable grace periods), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either TBS or HBO (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all of the obligations of TBS or HBO, as applicable, to such Lender hereunder now or hereafter existing under the Credit Agreement or any other Credit Document whether or not such Lender has made any demand for payment. Each Lender shall notify TBS and/or HBO, as the case may be, promptly of any such setoff and the application made by such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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          5. No Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against either one or both of the Designated Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations or the Historic TW Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from either one or both of the Designated Borrowers in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is cash collateralized in accordance with Section 2.05(c) of the Credit Agreement) and the Commitments of each Class are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.
          6. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations and any of the Historic TW Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations and any of the Historic TW Obligations continued, (b) the Obligations and/or the Historic TW Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) the Credit Agreement and any other Credit Document may be amended, modified, supplemented or terminated, in whole or in part, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations and/or the Historic TW Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.
          7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and/or any of the Historic TW Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between either one or both of the Designated Borrowers or any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence,

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presentment, protest, demand for payment and notice of default or nonpayment to or upon either one or both of the Designated Borrowers or any Guarantor with respect to the Obligations or the Historic TW Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Credit Document, any of the Obligations or the Historic TW Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either one or both of the Designated Borrowers or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either one or both of the Designated Borrowers or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either one or both of the Designated Borrowers from the Obligations or of Historic TW from the Historic TW Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Designated Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or the Historic TW Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from either Designated Borrower, any such other Guarantor or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Designated Borrower, any such other Guarantor or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations or any of the Historic TW Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either one or both of the Designated Borrowers or Historic TW or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either one or both of the Designated Borrowers or Historic TW or any substantial part of either Designated Borrower’s or Historic TW’s property, or otherwise, all as though such payments had not been made.
          9. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in the applicable Currency at the office of the Administrative Agent as designated by the Administrative Agent.
          10. Representations and Warranties. (a) To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby represents

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and warrants to the Administrative Agent and each Lender that the representations and warranties set forth in Article III of the Credit Agreement (other than those set forth in Sections 3.04(c), 3.06 and 3.10 on any date other than the Effective Date) as they relate to such Guarantor or to the Credit Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein (it being understood that any representation or warranty set forth in Article III of the Credit Agreement that is qualified by a reference to a certain Borrower thereunder and its Subsidiaries taken as a whole shall not be deemed to apply to the Guarantor individually).
     (b) The Guarantors agree that the foregoing representation and warranty shall be deemed to have been made by each Guarantor and shall be true and correct in all material respects on the date of each borrowing by a Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.
          11. Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and any or all of the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          12. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor shall be effected in the manner provided in Section 9.01 of the Credit Agreement; any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto.
          13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          14. Integration. This Guarantee and the other Credit Documents represent the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein or in the other Credit Documents.
          15. Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the applicable Guarantor and the Administrative Agent; provided that any right, power or privilege of the Administrative Agent or the Lenders arising under this Guarantee may

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be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent; provided further that no such amendment or waiver shall release any material Guarantor from its obligations hereunder without the written consent of each Lender.
          16. Release of Subsidiary Guarantors. Any term or provision of any Credit Document to the contrary notwithstanding, a Subsidiary Guarantor shall be automatically released from its obligations under the Guarantee, and the guarantee of such Subsidiary Guarantor shall be automatically released, upon receipt by the Administrative Agent of a certificate of a Responsible Officer of Time Warner certifying that such Subsidiary Guarantor has no outstanding Indebtedness for Borrowed Money as of the date of such certificate, other than any other guarantee of Indebtedness for Borrowed Money that will be released concurrently with the release of such guarantee. In connection with any such release, the Administrative Agent shall execute and deliver to Time Warner or the applicable Subsidiary Guarantor, at Time Warner’s expense, all documents and shall take all such actions as are reasonably requested by Time Warner to evidence such release and to effect the release of such Subsidiary Guarantor’s guarantees and other obligations contained in the Guarantee. The execution and delivery of documents pursuant to this Section shall be without recourse to or representation or warranty by the Administrative Agent.
          17. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          19. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.
          20. Enforcement Expenses. Each Guarantor agrees, jointly and severally, to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or protecting any rights under this Guarantee and the other Credit Documents to which such Guarantor is a party,

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including, without limitation, the reasonable fees, charges and disbursements of any counsel for the Lenders and the Administrative Agent, as and to the extent provided in Section 9.03 of the Credit Agreement.
          21. Counterparts. This Guarantee may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          22. Acknowledgements.
          Each Guarantor hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any other Credit Document, and the relationship between any or all of the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.
          23. GOVERNING LAW. THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          24. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the

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defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each Guarantor irrevocably consents to service of process in the manner provided for notices in Section 12 of this Guarantee. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.
          25. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
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     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

TIME WARNER INC.

By:
Name:
Title:

HISTORIC TW INC.

By:
Name:
Title:

TURNER BROADCASTING SYSTEM, INC.

By:
Name:
Title:

HOME BOX OFFICE, INC.

By:
Name:
Title:

SCHEDULE 1
Address for Notices
TIME WARNER INC.
One Time Warner Center
New York, NY 10019
Attention: Chief Financial Officer
Facsimile No. (212) 484-7175
Attention: General Counsel
Facsimile No. (212) 484-7167
Attention: Treasurer
Facsimile No. (212) 484-7151
HISTORIC TW INC.
One Time Warner Center
New York, NY 10019
Attention: Treasurer
Facsimile No. (212) 484-7151
Attention: General Counsel
Facsimile No. (212) 484-7167
TURNER BROADCASTING SYSTEM, INC.
1 CNN Center
Atlanta, GA 30348
Attention: Chief Financial Officer
Facsimile No. (404) 827-4069
Attention: General Counsel
Facsimile No. (404) 827-2381
With a copy to Time Warner at its address set forth above.
HOME BOX OFFICE, INC.
1100 Avenue of the Americas
New York, NY 10036
Attention: Chief Financial Officer
Facsimile No. (212) 364-4009
Attention: General Counsel
Facsimile No. (212) 512-7020
With a copy to Time Warner at its address set forth above.